Execution Copy















                                   AMNEX, INC.

                                       to

                               MARINE MIDLAND BANK

                                     Trustee





                                   ___________

                                    Indenture

                         Dated as of September 29, 1997

                   8-1/2% Convertible Subordinated Notes due 2002







                                        i




                                                          Execution Copy



                                TABLE OF CONTENTS

                                                                          Page



                                    ARTICLE I

                   Definitions and Incorporation by Reference

SECTION 1.01.  Definitions                                                     1

SECTION 1.02.  Other Definitions                                               7

SECTION 1.03.  Incorporation by Reference of Trust Indenture Act               8

SECTION 1.04.  Rules of Construction                                           8


                                   ARTICLE II

                                 The Securities

SECTION 2.01.  Form and Dating                                                 8

SECTION 2.02.  Execution and Authentication                                   11

SECTION 2.03.  Registrar, Transfer Agent, Paying Agent and Conversion Agent   12

SECTION 2.04.  Paying Agent to Hold Money in Trust                            12

SECTION 2.05.  Securityholder Lists                                           13

SECTION 2.06.  Transfer and Exchange                                          13

SECTION 2.07.  Replacement Securities                                         17

SECTION 2.08.  Outstanding Securities                                         18

SECTION 2.09.  Treasury Securities                                            18

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SECTION 2.10.  Temporary Securities                                           18

SECTION 2.11.  Cancellation                                                   18

SECTION 2.12.  Defaulted Interest or Liquidated Damages                       19


                                   ARTICLE III

                                   Redemption

SECTION 3.01.  Notices to Trustee                                             19

SECTION 3.02.  Selection of Securities to be Redeemed                         19

SECTION 3.03.  Notice of Redemption                                           20

SECTION 3.04.  Effect of Notice of Redemption                                 20

SECTION 3.05.  Deposit of Redemption Price                                    20

SECTION 3.06.  Securities Redeemed in Part                                    21

SECTION 3.07.  Optional Redemption                                            21

SECTION 3.08.  Designated Event Offer                                         21


                                   ARTICLE IV

                                    Covenants

SECTION 4.01.  Payment of Securities                                          23

SECTION 4.02.  SEC Reports                                                    23

SECTION 4.03.  Compliance Certificate                                         24

SECTION 4.04.  Stay, Extension and Usury Law                                  24

SECTION 4.05.  Corporate Existence                                            24

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                                                                Execution Copy




SECTION 4.06.  Taxes                                                          25

SECTION 4.07.  Designated Event                                               25

SECTION 4.08.  Listing on the Luxembourg Stock Exchange                       25


                                    ARTICLE V

                                   Conversion

SECTION 5.01.  Conversion Privilege                                           25

SECTION 5.02.  Conversion Procedure                                           26

SECTION 5.03.  Fractional Shares                                              27

SECTION 5.04.  Taxes on Conversion.                                           27

SECTION 5.05.  Company to Provide Stock                                       27

SECTION 5.06.  Adjustment of Conversion Price                                 28

SECTION 5.07.  No Adjustment                                                  31

SECTION 5.08.  Other Adjustments                                              31

SECTION 5.09.  Adjustments for Tax Purposes                                   31

SECTION 5.10.  Adjustments by the Company                                     31

SECTION 5.11.  Notice of Adjustment                                           32

SECTION 5.12.  Notice of Certain Transactions                                 32

SECTION 5.13.  Effect of Reclassifications, Consolidations,
               Mergers or Sales on Conversion Privilege                       32


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SECTION 5.14.  Trustee's Disclaimer                                           33


                         ARTICLE VI

                        Subordination

SECTION 6.01.  Agreement to Subordinate                                       33

SECTION 6.02.  No Payment on Securities if Senior Debt in Default             34

SECTION 6.03.  Distribution on Acceleration of Securities;
               Dissolution and Reorganization; Subrogation of Securities      35

SECTION 6.04.  Reliance by Senior Debt on Subordination Provisions            38

SECTION 6.05.  No Waiver of Subordination Provisions                          38

SECTION 6.06.  Trustee's Relation to Senior Debt                              38

SECTION 6.07.  Other Provisions Subject Hereto                                39


                         ARTICLE VII

                         Successors

SECTION 7.01.  Merger, Consolidation or Sale of Assets                        39

SECTION 7.02.  Successor Corporation Substituted                              40


                        ARTICLE VIII

                    Defaults and Remedies

SECTION 8.01.  Events of Default                                              40

SECTION 8.02.  Acceleration                                                   42

SECTION 8.03.  Other Remedies                                                 42

SECTION 8.04.  Waiver of Past Defaults                                        42


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SECTION 8.05.  Control by Majority                                            42

SECTION 8.06.  Limitation on Suits                                            43

SECTION 8.07.  Rights of Securityholders to Receive Payment                   43

SECTION 8.08.  Collection Suit by Trustee                                     43

SECTION 8.09.  Trustee May File Proofs of Claim                               43

SECTION 8.10.  Priorities                                                     44

SECTION 8.11.  Undertaking for Costs                                          44


                         ARTICLE IX

                           Trustee

SECTION 9.01.  Duties of Trustee                                              44

SECTION 9.02.  Rights of Trustee                                              45

SECTION 9.03.  Individual Rights of Trustee                                   46

SECTION 9.04.  Trustee's Disclaimer                                           46

SECTION 9.05.  Notice of Defaults                                             46

SECTION 9.06.  Reports by Trustee to Securityholders                          46

SECTION 9.07.  Compensation and Indemnity                                     46


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SECTION 9.08.  Replacement of Trustee                                         47

SECTION 9.09.  Successor Trustee by Merger, Etc.                              48

SECTION 9.10.  Eligibility; Disqualification                                  48

SECTION 9.11.  Preferential Collection of Claims Against Company              48


                                    ARTICLE X

                   Discharge of Indenture

SECTION 10.01.  Termination of Companys Obligations                          48

SECTION 10.02.  Repayment to Company                                          49

                                   ARTICLE XI

                       Amendments, Supplements and Waivers

SECTION 11.01.  Without Consent of Securityholders                            49

SECTION 11.02.  With Consent of Securityholders                               50

SECTION 11.03.  Compliance with Trust Indenture Act                           50

SECTION 11.04.  Revocation and Effect of Consents.                            51

SECTION 11.05.  Notation on or Exchange of Securities                         51

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                                                                 Execution Copy




SECTION 11.06.  Trustee Protected                                             51


                                   ARTICLE XII

                                  Miscellaneous

SECTION 12.01.  Trust Indenture Act Controls                                  52

SECTION 12.02.  Notices                                                       52

SECTION 12.03.  Communication by Securityholders with Other Securityholders   52

SECTION 12.04.  Certificate and Opinion as to Conditions Precedent            53

SECTION 12.05.  Statements Required in Certificate or Opinion                 53

SECTION 12.06.  Rules by Trustee and Agents                                   53

SECTION 12.07.  Legal Holidays                                                53

SECTION 12.08.  No Recourse Against Others                                    54

SECTION 12.09.  Counterparts                                                  54

SECTION 12.10.  Variable Provisions                                           54


                                       vii





SECTION 12.11.  Governing Law                                                 55

SECTION 12.12.  No Adverse Interpretation of Other Agreements                 55

SECTION 12.13.  Successors                                                    55

SECTION 12.14.  Severability                                                  55

SECTION 12.15.  Table of Contents, Headings, Etc                              55

EXHIBIT A
FORM OF CONVERTIBLE SUBORDINATED NOTE........................................A-1

EXHIBIT B
FORM OF TRANSFER CERTIFICATE FOR EXCHANGE OR TRANSFER FROM RESTRICTED
GLOBAL SECURITY OR RESTRICTED CERTIFICATED SECURITY TO REGULATION S
GLOBAL SECURITY..............................................................B-1

EXHIBIT C
FORM OF TRANSFER CERTIFICATE FOR EXCHANGE OR TRANSFER FROM RESTRICTED
GLOBAL SECURITY OR RESTRICTED CERTIFICATED SECURITY TO UNRESTRICTED
GLOBAL SECURITY..............................................................C-1

EXHIBIT D
FORM OF TRANSFER CERTIFICATE FOR EXCHANGE OR TRANSFER FROM REGULATION S
GLOBAL SECURITY AND RESTRICTED OR UNRESTRICTED CERTIFICATED SECURITY TO
RESTRICTED GLOBAL SECURITY...................................................D-1

EXHIBIT E
FORM OF ACCREDITED INVESTOR TRANSFEREE CERTIFICATE...........................E-1

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                                                                 Execution Copy




EXHIBIT F
FORM OF REGISTRATION RIGHTS AGREEMENT........................................F-1



                                       ix




                                                                  Execution Copy



     INDENTURE dated as of September 29, 1997 between AMNEX, Inc., a New York corporation (the "Company"), and Marine Midland Bank, a New York banking corporation, as trustee (the "Trustee").

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Securityholders of the Company's 8-1/2% Convertible Subordinated Notes due 2002 (the "Securities"):

                                    ARTICLE I

                   Definitions and Incorporation by Reference

     SECTION 1.01. Definitions. "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a person shall be deemed to be control.

     "Agent" means any Registrar, Paying Agent, Conversion Agent or Transfer Agent.

     "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board.

     "Board Resolution" means a copy of a resolution of the Board of Directors certified by the Secretary or an Assistant Secretary of the Company to be in full force and effect on the date of such certification and delivery to the Trustee.

     "Business Day" means any day that is not a Legal Holiday.

     "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of equity interests in any entity, including, without limitation, corporate stock and partnership interests.

     "Change of Control" means any event where: (i) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares representing more than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in elections of


                                        1




Directors of the Company ("Voting Stock"), (ii) the Company consolidates with or merges into any other corporation, or any other person merges into the Company, and, in the case of any such transaction, the outstanding Common Stock of the Company is reclassified into or exchanged for any other property or security, unless the stockholders of the Company immediately before such transaction own, directly or indirectly immediately following such transaction, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction, (iii) the Company conveys, transfers or leases all or substantially all of its assets to any person (other than to one or more wholly-owned Subsidiaries of the Company) or (iv) any time the Continuing Directors do not constitute a majority of the Board of Directors of the Company (or, if applicable, a successor corporation to the Company); provided that a Change of Control shall not be deemed to have occurred if at least 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Change of Control consists of shares of common stock that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and as a result of such transaction or transactions the Securities become convertible solely into such common stock.

     "Common Stock" means the common stock, par value $0.001 per share, of the Company as the same exists at the date of the execution of this Indenture or as such stock may be constituted from time to time.

     "Company" means the party named as such above until a successor replaces it in accordance with Article VI and thereafter means the successor.

     "Continuing Directors" means as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

     "Conversion Agent" means any person authorized by the Company to convert any Security in accordance with Article 5.01. The Company has initially appointed the Trustee as its Conversion Agent in the Borough of Manhattan, The City of New York, and Kredietbank S.A. Luxembourgeoise, 43 Boulevard Royal, L - 2955 Luxembourg, as its Conversion Agent in Luxembourg.

     "Daily Market Price" means the price of a share of Common Stock on the relevant date, determined (a) on the basis of the last reported sale price


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                                                                 Execution Copy



regular way of the Common Stock as reported on the Nasdaq Stock Market's Small Cap Market (the "Nasdaq Small Cap"), or if the Common Stock is not then listed on the Nasdaq Small Cap, as reported on such national securities exchange upon which the Common Stock is listed, or (b) if there is no such reported sale on the day in question, on the basis of the average of the closing bid and asked quotations regular way as so reported, or (c) if the Common Stock is not listed on the Nasdaq Small Cap or on any national securities exchange, on the basis of the average of the high bid and low asked quotations regular way on the day in question in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System, or if not so quoted, as reported by National Quotation Bureau, Incorporated, or a similar organization.

     "Default" means any event that is, or with the passage of time or the giving of notice or both, would be an Event of Default.

     "Depositary" means The Depository Trust Company, its nominees and their respective successors.

     "Designated Event" means the occurrence of a Change of Control or a Termination of Trading.

     "Designated Senior Debt" means (i) any Senior Debt which, as of the date of this Indenture, has an aggregate principal amount outstanding of at least U.S.$25,000,000, and (ii) any Senior Debt which, at the date of determination, has an aggregate principal amount outstanding of, or commitments to lend up to, at least U.S.$25,000,000 and is specifically designated by the Company in the instrument evidencing or governing such Senior Debt as "Designated Senior Debt" for purposes of this Indenture (provided that such instrument may place limitations and conditions on the right of such Senior Debt to exercise the rights of Designated Senior Debt).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, which are in effect from time to time.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                                        3




     "Indebtedness" means, with respect to any person, all obligations, whether or not contingent, of such person (i)(a) for borrowed money (including, but not limited to, any indebtedness secured by a security interest, mortgage or other lien on the assets of such person which is (1) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another, or (2) existing on property at the time of acquisition thereof), (b) evidenced by a note, debenture, bond or written instrument, (c) under a lease required to be capitalized on the balance sheet of the lessee under GAAP or under any lease or related document (including a purchase agreement) which provides that such person is contractually obligated to purchase or to cause a third party to purchase such leased property, (d) in respect of letters of credit, bank guarantees or bankers' acceptances (including reimbursement obligations with respect to any of the foregoing), (e) with respect to Indebtedness secured by a mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance to which the property or assets of such person are subject, whether or not the obligation secured thereby shall have been assumed or Guaranteed by or shall otherwise be such person's legal liability, (f) in respect of the balance of the deferred and unpaid purchase price of any property or assets, and (g) under interest rate or currency swap agreements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements; (ii) with respect to any obligation of others of the type described in the preceding clause (i) or under clause (iii) below assumed by or guaranteed in any manner by such person or in effect guaranteed by such person through an agreement to purchase (including, without limitation, "take or pay" and similar arrangements), contingent or otherwise (and the obligations of such person under any such assumptions, guarantees or other such arrangements); and (iii) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any of the foregoing.

     "Indenture" means this Indenture as amended from time to time.

     "Initial Purchaser" means HSBC Securities, Inc.

     "Issuance   Date"  means  the  date  on  which  the  Securities  are  first authenticated and issued.

     "Liquidated Damages" means any liquidated damages payable pursuant to the Registration Rights Agreement.

     "Material Subsidiary" means any Subsidiary of the Company which at the date of determination is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act (as such Regulation is in effect on the date hereof).

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                                                                 Execution Copy




     "Obligations"   means   any   principal,    interest,    penalties,   fees,
indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Offering Memorandum" means the offering memorandum relating to the Securities dated September 11, 1997, as amended by the Supplement dated September 25, 1997.

     "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the Chairman of the Board, the President, the Chief Financial Officer, the Treasurer or a Vice- President of the Company. See Sections 12.04 and 12.05 hereof.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee. See Sections 12.04 and 12.05 hereof.

     "Paying Agent" means any person authorized by the Company to pay the principal of or interest on and any other amounts due in respect of any Securities on behalf of the Company and, except as otherwise specifically set forth herein, such term shall include the Company if it shall act as its own
Paying Agent. The Company has initially appointed the Trustee as its Paying Agent in the Borough of Manhattan, The City of New York, and Kredietbank S.A. Luxembourgeoise, 43 Boulevard Royal, L - 2955 Luxembourg, as its Paying Agent in Luxembourg.

     "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "principal" of a debt security means the principal of the security plus the premium, if any, on the security.

     "Registrar" means any person authorized by the Company (i) to maintain the register, subject to such reasonable regulations as the Company may prescribe, in which the Company shall provide for the registration, exchange and registration of transfer of any Security, and (ii) to effectuate the exchange or registration of transfer of any Security on behalf of the Company. The Company has initially appointed the Trustee as Registrar.

     "Registration Rights Agreement" means the Registration Rights Agreement relating to the Securities dated September 25, 1997, between the Company and the Initial Purchaser, a form of which is attached as Exhibit F hereto.

                                        5







     "Representative" means the trustee, agent or representative (if any) for an issue of Senior Debt.

     "SEC" means the Securities and Exchange Commission.

     "Securities" means the Securities described in the preamble above that are issued, authenticated and delivered under this Indenture.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securityholder" or Holder" means a person in whose name a Security is registered.

     "Senior Debt" means the principal of and interest and other amounts due on Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or Guaranteed by the Company; unless, in the instrument creating or evidencing or pursuant to which Indebtedness is outstanding, it is expressly provided that such Indebtedness is not senior in right of payment to the Securities. Senior Debt includes, with respect to the obligations described above, interest accruing, pursuant to the terms of such Senior Debt, on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not post- filing interest is allowed in such proceeding, at the rate specified in the instrument governing the relevant obligation. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include: (a) Indebtedness in respect of or amounts owned by the Company for compensation to employees, or for goods, services or materials purchased in the ordinary course of business; (b) Indebtedness of the Company to a Subsidiary of the Company; or (c) any liability for Federal, state, local or other taxes owed or owing by the Company.

     "Shelf Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

     "Subsidiary" means in relation to any person other than an individual, any corporation, partnership, limited liability company, joint venture, association, joint stock company, or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person and any one or more of the other Subsidiaries of that person.



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     "Termination  of Trading"  means an event where the Common  Stock (or other securities into which the Securities are then convertible) is neither listed for trading on a United States national securities exchange nor approved for trading on an established automated over-the- counter trading market in the United States.

     "TIA"  means  the  Trust   Indenture   Act  of  1939  (15  U.S.   Code  SS.
77aaa-77bbbb), as amended.

     "Trading Day" shall mean (a) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business, (b) if the applicable security is quoted on the Nasdaq National Market or Nasdaq Stock Market's Small Cap Market, as the case may be, a day on which trades may be made thereon or (c) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     "Transfer Agent" means any person authorized by the Company to effectuate the exchange or facilitate the registration of transfer of any Security on behalf the Company. The Company has initially appointed Kredietbank S.A. Luxembourgeoise, 43 Boulevard Royal, L - 2955 Luxembourg, as its Transfer Agent in Luxembourg.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

     "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer this Indenture.

     "United States" or "U.S." means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

SECTION 1.02. Other Definitions.



                                        7





                                                                      Defined in
                    Term                                               Section

                  "Agent Members"                                       2.01

                  "Applicable Procedures"                               2.06


                  "Bankruptcy Law"                                      8.01

                  "Cedel"                                               2.01


                  "Certificated Securities"                             2.01


                  "Commencement Date"                                   3.08


                  "Conversion Date"                                     5.02


                  "Conversion Price"                                    5.01


                  "Conversion Shares"                                   5.06


                  "Current Market Price"                                5.06
5

                  "Custodian"                                           8.01


                  "Designated Event Offer"                              4.07


                  "Designated Event Payment"                            4.07




                                        9






                  "Designated Event Payment Date"                       3.08


                  "Distribution Date"                                   5.06


                  "Distribution Record Date"                            5.06


                  "Excess Payment"                                      5.06


                  "Euroclear"                                           2.01


                  "Event of Default"                                    8.01


                  "Global Securities"                                   2.01


                  "Global Securities Legend"                            2.01
2.01

                  "Kredietbank"                                         12.10


                  "Legal Holiday"                                       12.07


                  "Offer Amount"                                        3.08


                  "Officer"                                             12.10


                  "Payment Blockage Notice"                             6.02




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                  "Payment Blockage Period"                             6.02


                  "Payment Default"                                     8.01


                  "Purchase Agreement"                                  2.01


                  "Purchase Date"                                       5.06


                  "QIBs"                                                2.01


                  "Regulation S"                                        2.01


                  "Restricted Certificated Securities"                  2.01


                  "Restricted Global Security"                          2.01


                  "Regulation S Global Security"                        2.01


                  "Restricted Period"                                   2.01


                  "Restricted Securities Legend"                        2.01


                  "Rights"                                              5.06




                                       11






                  "Rule 144A"                                           2.01


                  "Tender Period"                                       3.08


                  "Unrestricted Certificated Securities"                2.01


                  "Unrestricted Global Security"                        2.01


     SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Securities;

     "indenture security holder" means a Securityholder;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee; and

     "obligor" on the Securities means the Company or any other obligor on the Securities.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

     SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

     (a) a term has the meaning assigned to it;

     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP consistently applied;

     (c) "or" is not exclusive;

     (d) words in the singular include the plural, and words in the plural include the singular; and

     (e) provisions apply to successive events and transactions.

                                   ARTICLE II
                                 The Securities

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     SECTION 2.01. Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture.

     The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Company shall furnish any such legend not contained in Exhibit A to the Trustee in writing. Each Security shall be dated the date of its authentication. The terms and provisions of the Securities set forth in Exhibit A are part of the terms of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     (a) Global Securities. The Securities are being offered and sold by the Company pursuant to a Purchase Agreement relating to the Securities, dated September 11, 1997, among the Company and the Initial Purchaser (the "Purchase Agreement").

               (i) Securities offered and sold outside the United States in reliance on Regulation S under the Securities Act ("Regulation S") as provided by the Purchase Agreement will be represented by beneficial interests in a permanent global Security in definitive, fully registered form without interest coupons, duly executed by the Company and authenticated by the Trustee as hereinafter provided and bearing the global Securities legend set forth in Exhibit A hereto (the "Global Securities Legend"), which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee as custodian for the Depositary and registered in the name of the
          Depositary or a nominee of the Depositary, for credit to the respective accounts of beneficial owners of interests in such global Securities (or to such accounts as they may direct) only at Morgan
          Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear") or Cedel Bank, societe anonyme ("Cedel") (or to such other accounts as Euroclear or Cedel may direct) unless delivery is made through the Restricted Global Security in accordance with the certification requirements set forth in Section
          2.06.  Until  the  expiration  of 40  days  after  the  later  of  the commencement of the offering or the original issue date of the Securities (the "Restricted Period"), such global Security shall be referred to herein as the "Regulation S Global Security." After such time as the Restricted Period shall have expired, such global Security shall be referred to herein as the "Unrestricted Global Security." The aggregate principal amount of the Regulation S Global Security and the Unrestricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided, provided that the aggregate principal amount of the Securities may not exceed U.S.$23,000,000.

               The Company shall notify the Trustee in writing immediately upon the expiration of the Restricted Period and the Trustee shall not be deemed to have knowledge of the expiration of the Restricted Period until such notice from the Company is received.

               (ii) Securities offered and sold to Qualified Institutional Buyers ("QIBs") in the United States in reliance on Rule 144A under


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          the  Securities  Act ("Rule 144A") will be  represented  by beneficial interests  in a permanent  global  Security in fully  registered  form
          without   interest   coupons,   duly   executed  by  the  Company  and
          authenticated by the Trustee as hereinafter provided and bearing the restricted Securities legend set forth in Exhibit A hereto (the "Restricted Securities Legend") and the Global Securities Legend (the "Restricted Global Security", and together with the Regulation S Global Security and the Unrestricted Global Security, the "Global Securities") and will be deposited with the Trustee as custodian for the Depositary and registered in the name of the Depositary or a nominee of the Depositary. The aggregate principal amount of the Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided, provided that the aggregate principal amount of the Securities may not exceed U.S.$23,000,000.

     (b) Book-Entry Provisions. This Section 2.01(b) shall apply only to the Global Securities deposited with or on behalf of the Depositary.

     The Company shall execute and the Trustee  shall,  in accordance  with this
Section 2.01(b) and the written order of the Company, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of Cede & Co. or other nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary pursuant to a FAST Balance Certificate Agreement between the Depositary and the Trustee.

     Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

     (c) Certificated Securities.

          (i) Except as provided in this Section 2.01(c), owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificates evidencing the Securities beneficially owned by such owners ("Certificated Securities"). Purchasers of Securities that are institutional "accredited investors" (as defined in Rule 501(a)(1), (2),
     (3) or (7) of Regulation D under the Securities Act) which are not QIBs will receive Certificated Securities bearing the Restricted Securities Legend ("Restricted Certificated Securities") in denominations of $250,000 or in integral multiples of $10,000 in excess thereof. Certificated Securities will bear the Restricted Securities Legend unless removed in accordance  with  Section  2.06(b)  and  may be  exchanged  for  beneficial interests in a Global Security in accordance with Section 2.06(a). Beneficial interests in Global Securities may not be exchanged for Certificated Securities except as provided in Section 2.01(c)(ii).


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          (ii) Any Global  Security  deposited  with the  Depositary or with the
     Trustee as custodian for the Depositary pursuant to Section 2.01(a) shall be transferred to the beneficial owners thereof in the form of Certificated Securities only if such transfer complies with Section 2.06 and (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor Depositary is not appointed by the Company within 90 days of such notice, or (y) an Event of Default has occurred and is continuing.

          (iii) Any Global Security evidencing Securities that are to be transferred to the beneficial owners thereof in the form of Certificated Securities pursuant to this Section 2.01(c) shall be surrendered by the Depositary to the Trustee to be so transferred, in whole or, from time to time, in part, and the Trustee shall authenticate and deliver, without charge, upon the registration of transfer of each portion of such Global Security, an equal aggregate principal amount at maturity of Securities of authorized denominations in the form of Certificated Securities. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of U.S.$1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any Securities in the form of Certificated Securities delivered in exchange for an interest in any Global Security shall, except as otherwise provided by Section 2.06(b), bear the Restricted Securities Legend and shall be executed, authenticated and delivered in authorized denominations as set forth in the Securities.

          (iv)  Prior  to  any   registration  of  transfer   pursuant  to  this
     Section 2.01(c), the registered Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

          (v) In the event of the occurrence of either of the events specified in Section 2.01(c)(ii), the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive form without interest coupons.

     SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal or a facsimile thereof shall be reproduced on the Securities.

     If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

     A Security shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     Upon a written order of the Company signed by two Officers, the Trustee shall authenticate the Securities for original issue up to an aggregate principal amount of U.S.$15,000,000 (plus up to U.S.$8,000,000 aggregate principal amount of Securities that may be sold by the Company pursuant to the over-allotment option granted pursuant to the Purchase Agreement). The aggregate principal amount of Securities outstanding at any time shall not exceed such amount except as provided in Section 2.07.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.


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    SECTION 2.03. Registrar, Transfer Agent, Paying Agent and Conversion Agent.
The Company shall maintain, or caused to be maintained, in the Borough of Manhattan, The City of New York and, so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of such Exchange so require, in Luxembourg, (i) an office or agency where Securities may be presented for registration of transfer or for exchange, (ii) an office or agency where Securities may be presented for payment and (iii) an office or agency where Securities may be presented for conversion. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint the Registrar, the Transfer Agent, the Paying Agents and the Conversion Agents and may appoint one or more co-registrars, one or more additional transfer agents, one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term "Paying Agent" includes any additional paying agent, the term "Transfer Agent" includes any additional transfer agent, and the term "Conversion Agent" includes any additional conversion agent. The Company may change any Paying Agent, Registrar, Transfer Agent or Conversion Agent without prior notice to any Securityholder. The Company shall notify the Trustee of the name and address of any such agent which is not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar, Transfer Agent, Paying Agent or Conversion Agent, the Trustee shall act as such. The Company or any of its Affiliates may act as Paying Agent, Registrar, Transfer Agent or Conversion Agent.

     SECTION 2.04. Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal, interest or Liquidated Damages on the Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any money disbursed by it. Upon payment over to the Trustee, the Paying Agent (if other than the Company or an Affiliate of the Company) shall have no further liability for the money. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Securityholders all money held by it as Paying Agent.

     SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

     SECTION 2.06. Transfer and Exchange. Where Securities are presented to the Registrar or a Transfer Agent with a request to register a transfer or to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall register the transfer or exchange if the Registrar's or Transfer Agent's requirements for such transactions are met, and such Registrar or Transfer Agent, as the case may be, shall effectuate such registration of transfer or exchange. To permit registrations of transfers and


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exchanges, the Company shall issue and the Trustee shall authenticate Securities at the Registrar's or Transfer Agent's request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06, 3.08, 5.02 or 11.05 hereof).

     The Company shall not be required (i) to issue, register the transfer of, or exchange Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section
3.02 hereof and ending at the close of business on the day of selection, or (ii) to exchange or register the transfer of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

     (a) Notwithstanding any other provision herein or in the Securities, transfers of a Global Security, in whole or in part, or of any beneficial interest therein of the kind described in clauses (ii), (iii) or (iv) below, shall only be made in accordance with this Section 2.06(a), and all transfers of an interest in the Regulation S Global Security shall comply with
Section 2.06(a)(vi).

          (i) General. A Global Security may not be transferred, in whole or in part, to any person other than the Depositary or any successor to the Depositary or a nominee thereof, and no such transfer to any such other person may be registered; provided that this clause (i) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such person. Nothing in this Section 2.06(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.06(a).

          (ii) Restricted Security to Regulation S Global Security. If the holder of a beneficial interest in the Restricted Global Security or the Holder of a Restricted Certificated Security wishes at any time prior to the expiration of the Restricted Period to transfer the whole or any part of such beneficial interest or the whole or any part of the principal amount of such Restricted Certificated Security to a person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Security, such transfer may be effected, subject to the rules and procedures of the Depositary, Euroclear and Cedel Bank, in each case to the extent applicable (the "Applicable Procedures"), only in accordance with the provisions of this Section 2.06(a)(ii). Upon receipt by the Registrar of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Registrar to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Regulation S Global Security in a principal amount equal to that of the beneficial interest in the Restricted Global Security (or the principal amount of the Restricted Certificated Security) to be so transferred, and, in the case of the Restricted Certificated Security, the surrender thereof with the assignment of transfer on the reverse thereof duly completed, (2) a written order given in accordance


                                       17




     with the Applicable Procedures containing information regarding the account of the Agent Member (and the Euroclear or Cedel Bank account, as the case may be) to be credited with, and the account of the Agent Member to be debited for, such beneficial interest or, in the case of a Restricted Certificated Security, written instructions regarding the account of the Agent Member (and the Euroclear or Cedel Bank account, as the case may be) to be credited with the principal amount of the Restricted Certificated Security to be transferred, and (3) a certificate in substantially in the form specified in Exhibit B hereto given by the holder of such beneficial interest or the Holder of such Restricted Certificated Security, the Registrar shall instruct the Depositary (A)(I) in the case of a transfer of a beneficial interest in the Restricted Global Security, to reduce the principal amount thereof and to increase the principal amount of the Regulation S Global Security, by the principal amount of the beneficial interest in the Restricted Global Security to be so transferred, or (II) in the case of the Restricted Certificated Security, to increase the principal amount of the Regulation S Global Security by the principal amount of the Restricted Certificated Security so transferred, and (B) to credit or cause to be credited to the account of the person specified in such instructions (which shall be the Agent Member for Euroclear or Cedel Bank or both, as the case may be) a beneficial interest in the Regulation S Global Security having a principal amount equal to the amount by which the principal amount of the Restricted Global Security was reduced upon such transfer (or, in the case of a transfer of a Restricted Certificated Security, the principal amount thereof so transferred). In the case of a transfer of a Restricted Certificated Security, the Registrar shall cancel such Restricted Certificated Security and issue one or more new Restricted Certificated Securities in authorized denominations in the aggregate amount of any untransferred portion thereof.

          (iii) Restricted Global Security to Unrestricted Global Security. If the holder of a beneficial interest in the Restricted Global Security wishes at any time to transfer the whole or any part of such beneficial interest or the Holder of a Restricted Certificated Security wishes at any time to transfer the whole or any part of the principal amount of such Restricted Certificated Security to a person who wishes to take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security following the expiration of the Restricted Period, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 2.06(a)(iii). Upon receipt by the Registrar of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Registrar to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Unrestricted Global Security in a principal amount equal to that of the beneficial interest in the Restricted Global Security (or the principal amount of Restricted Certificated Security) to be so transferred, and, in the case of a Restricted Certificated Security, the surrender thereof with the assignment of transfer on the reverse thereof duly completed, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and, in the case of any such transfer pursuant to Regulation S, the Euroclear or Cedel Bank account for which such Agent Member's account is held) to be credited with, and the account of the Agent Member to be debited for, such beneficial interest or, in the case of a Restricted Certificated Security, written instructions regarding the account of the Agent Member (and,

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                                                                  Execution Copy



     in the case of any such transfer pursuant to Regulation S, the Euroclear or Cedel Bank account for which such Agent Member's account is held) to be credited with the principal amount of the Restricted Certificated Security to be transferred, and (3) a certificate in substantially the form of Exhibit C hereto given by the holder of such beneficial interest or the Holder of such Restricted Certificated Security, as the case may be, the Registrar shall instruct the Depositary (A)(I) in the case of a transfer of a beneficial interest in the Restricted Global Security, to reduce the principal amount thereof, and to increase the principal amount of the Unrestricted Global Security, by the principal amount of the beneficial interest in the Restricted Global Security to be so transferred or (II) in the case of a transfer of a Restricted Certificated Security, to increase the principal amount of the Unrestricted Global Security by the principal amount of the Restricted Certificated Security to be so transferred, and
     (B) to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Unrestricted Global Security having a principal amount equal to the amount by which the principal amount of the Restricted Global Security was reduced upon such transfer (or, in the case of a transfer of a Restricted Certificated Security, the principal amount thereof so transferred). In the case of a transfer of a Restricted Certificated Security, the Registrar shall cancel such Restricted Certificated Security and issue one or more new Restricted Certificated Securities in authorized denominations in the aggregate amount of any untransferred portion thereof.

          (iv) Regulation S Global Security or Unrestricted Global Security to Restricted Global Security. If the holder of a beneficial interest in the Regulation S Global Security or the Unrestricted Global Security or the Holder of an Unrestricted Certificated Security wishes at any time to transfer the whole or any part of such beneficial interest to a person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 2.06(a)(iv). Upon receipt by the Registrar of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Registrar to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Restricted Global Security equal to that of the beneficial interest in the Regulation S Global Security or Unrestricted Global Security to be so transferred (or in the case of a Certificated Security, the principal amount thereof to be transferred), and, in the case of a Certificated Security, the surrender thereof with the assignment of transfer on the reverse thereof duly completed, (2) a written order given in accordance with the Applicable Procedures containing information regarding the accounting of the Agent Member to be credited with, and the account of the Agent Member (or, if such account is held for Euroclear of Cedel Bank, the Euroclear or Cedel Bank Account, as the case may be) to be debited for, such beneficial interest or, in the case of a Certificated Security, written instructions regarding the account of the Agent Member (and, in the case of any such transfer pursuant to Regulation S, the Euroclear or Cedel Bank account for which such Agent Member's account is held) to be credited with the principal amount of the Certificated Security to be transferred, and (3) with respect to a transfer of a beneficial

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     interest in the  Regulation  S Global  Security  (but not the  Unrestricted
     Global Security) or a transfer of a Restricted Certificated Security, a certificate substantially in the form of Exhibit D hereto given by the holder of such beneficial interest or the Holder of such Restricted Certificated Security, as the case may be, the Registrar shall instruct the Depositary (A)(I) in the case of a transfer of a beneficial interest in the Regulation S Global Security or Unrestricted Global Security, to reduce the principal amount of the Regulation S Global Security or Unrestricted Global Security, as the case may be, and to increase the principal amount of the Restricted Global Security, by the principal amount of the beneficial interest in the Regulation S Global Security or Unrestricted Global
     Security to be so transferred, or (II) in the case of a Certificated Security, to increase the principal amount of the Restricted Global Note by the principal amount of the Certificated Security to be so transferred, and
     (B) to  credit  or  cause  to be  credited  to the  account  of the  person specified in such instructions a beneficial interest in the Restricted Global Security having a principal amount equal to the amount by which the principal amount of the Regulation S Global Security or Unrestricted Global Security, as the case may be, was reduced upon such transfer (or, in the
     case  of  a  Certificated   Security,   the  principal  amount  thereof  so
     transferred). In the case of a transfer of a Certificated Security, the Registrar shall cancel such Certificated Security and issue one or more new Certificated Securities in authorized denominations in the aggregate amount of any untransferred portion thereof.

          (v) Other Exchanges. In the event that a Global Security or any portion thereof is exchanged for Securities other than Global Securities, such other Securities and any Certificated Securities then outstanding may in turn be exchanged (on transfer or otherwise) for Securities that are not Global Securities or Certificated Securities or for beneficial interests in a Global Security (if any is then outstanding) only in accordance with such procedures, which shall be substantially consistent with the provisions of
     Section 2.06(a)(i) and (iv) above (including the certification requirements intended to insure that transfers of beneficial interests in a Global Security comply with Rule 144A, Rule 144 or Regulation S under the Securities Act, as the case may be) and any Applicable Procedures, as may be from time to time adopted by the Company and the Trustee.

          (vi) Holding of Interests in Regulation S Global Security. Until the termination of the Restricted Period, interests in the Regulation S Global Security may be held only through Agent Members acting for and on behalf of Euroclear and Cedel Bank, provided that this Section 2.06(a)(vi) shall not prohibit any transfer in accordance with Section 2.06(a)(iv).

     (b) Except in connection with a Shelf Registration Statement contemplated by and in accordance with the terms of the Registration Rights Agreement, if Securities are issued upon the registration of transfer, exchange or replacement of Securities bearing the Restricted Securities Legend, or if a request is made to remove such Restricted Securities Legend on certificates evidencing Securities or shares of Common Stock issued upon conversion of such Securities and bearing a comparable legend as provided in Section 5.05 hereof, the certificates evidencing Securities or such shares so issued shall bear the Restricted Securities Legend, or the Restricted Securities Legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which may include an opinion of counsel licensed to practice law in the State of New York, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or, with respect


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                                                                  Execution Copy



to Certificated Securities or such shares, that such Securities or shares are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision to the Company of such satisfactory evidence, the Trustee, at the written direction of the Company, shall authenticate and deliver Securities or shares of Common Stock that do not bear the Restricted Securities Legend.

     (c) The Trustee shall have no responsibility for any actions taken or not taken by the Depositary.

     SECTION 2.07. Replacement Securities. If the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken or if such Security is mutilated and is surrendered to the Trustee, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's and the Company's requirements are met. If required by the Trustee or the Company, an indemnity bond must be sufficient in the judgment of both to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed or purchased by the Company pursuant to Article III hereof or converted into shares of Common Stock pursuant to Article V hereof, the Company in its discretion may, instead of issuing a new Security, pay, redeem or convert such Security, as the case may be.

     Every replacement Security is an additional obligation of the Company.

     SECTION 2.08. Outstanding Securities. The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

     If a Security is replaced,  paid, redeemed or converted pursuant to Section
2.07 hereof, it ceases to be outstanding unless, in the case of a replaced Security, the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

     If Securities are considered paid under Section 4.01 hereof, they cease to be outstanding and interest on them ceases to accrue.

     A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

     SECTION 2.09. Treasury Securities. In determining whether the Securityholders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer knows are so owned shall be so disregarded.

     SECTION 2.10. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of


                                       21




definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

     SECTION 2.11. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Transfer Agent, Paying Agents and Conversion Agents shall forward to the Trustee any Securities surrendered to them for registration of transfer, redemption, conversion, exchange or payment. The Trustee shall promptly cancel all Securities surrendered for registration of transfer, redemption, conversion, exchange, payment, replacement or cancellation and shall destroy all canceled Securities unless the Company otherwise directs. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation or that any Holder has converted.

     SECTION 2.12. Defaulted Interest or Liquidated Damages. If the Company fails to make a payment of interest or Liquidated Damages on the Securities, it shall pay such defaulted interest or Liquidated Damages plus any interest payable on the defaulted interest or Liquidated Damages, in any lawful manner. It may pay such defaulted interest or Liquidated Damages, plus any such interest payable on them, to the persons who are Securityholders on a subsequent special record date. The Company shall fix any such record date and payment date. At least 15 days before any such record date, the Company shall mail to Securityholders a notice that states the record date, payment date, and amount of such interest or Liquidated Damages to be paid.

                                   ARTICLE III
                                   Redemption

     SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to Section 3.07 hereof, it shall notify the Trustee of the redemption date and the principal amount of Securities to be redeemed. The Company shall give each notice provided for in this Section 3.01 at least 40 days before the redemption date (unless a shorter notice period shall be satisfactory to the Trustee).

     SECTION 3.02. Selection of Securities to be Redeemed. If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed by a method that complies with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not so listed, on a pro rata basis, by lot or by such other method as the Trustee considers fair and appropriate. The Trustee shall make the selection not more than 60 days and not less than 30 days before the redemption date from Securities outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than U.S.$1,000. Securities and portions of them it selects shall be in amounts of U.S.$1,000 or integral multiples of U.S.$1,000; provided, however that Restricted Certificated Securities may be redeemed only in whole to the extent a redemption in part would reduce the principal amount thereof to an amount less than U.S.$250,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be called for redemption.

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                                                                  Execution Copy




     If any Security selected for partial redemption is converted in part after such selection, the converted portion of such Security shall be deemed (so far as may be) to be the portion to be selected for redemption. The Securities (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Security is converted in whole or in part before the mailing of the notice of redemption. Upon any redemption of less than all the Securities, the Company and the Trustee may treat as outstanding any Securities surrendered for conversion during the period 15 days next preceding the mailing of a notice of redemption and need not treat as outstanding any Security authenticated and delivered during such period in exchange for the unconverted portion of any Security converted in part during such period.

     SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a redemption date, the Company shall (i) mail a notice of redemption to each Holder whose Securities are to be redeemed at such Holder's registered address, and (ii) publish such notice in a daily newspaper with general circulation in Luxembourg.

     The notice shall identify the Securities to be redeemed and shall state:

          (a) the redemption date;

          (b) the redemption price;

          (c) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon cancellation of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued in the name of the Holder thereof;

          (d) the name and address of the Paying Agents;

          (e) that Securities called for redemption must be surrendered to any Paying Agent to collect the redemption price plus accrued interest and Liquidated Damages, if any;

          (f) that, unless the Company defaults in making such redemption payment or any Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, by law or otherwise, interest and Liquidated Damages on Securities called for redemption ceases to accrue on and after the redemption date; and

          (g) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed.

     Such notice shall also state the current Conversion Price and the date on which the right to convert such Securities or portions thereof into Common Stock of the Company will expire.

     At the Company's request, the Trustee shall give notice of redemption in the Company's name and at its expense.

     SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed,

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Securities  called for redemption  become due and payable on the redemption date at the price set forth in the Security.

     SECTION 3.05. Deposit of Redemption Price. On or before the redemption date, the Company shall deposit with the Trustee or with the Paying Agents money sufficient to pay the redemption price of and accrued interest and Liquidated Damages, if any, up to but not including the redemption date on all Securities to be redeemed on that date (subject to the right of holders of record on the relevant record date to receive interest and Liquidated Damages due on an interest payment date) unless theretofore converted into Common Stock pursuant to the provisions hereof. The Trustee or the Paying Agents shall return to the Company any money not required for that purpose.

     SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company one or more new Securities of authorized denominations equal in aggregate principal amount to the unredeemed portion of the Security surrendered.

     SECTION 3.07. Optional Redemption. The Company may redeem all or any portion of the Securities, upon the terms and at the redemption prices set forth in each of the Securities. Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

     SECTION 3.08.  Designated Event Offer.  (a) In the event that,  pursuant to
Section 4.07 hereof, the Company shall commence a Designated Event Offer, the Company shall follow the procedures in this Section 3.08.

     (b) The Designated Event Offer shall remain open for a period specified by the Company which shall be no less than 30 calendar days and no more than 40 calendar days following its commencement on the date of the mailing of notice in accordance with Section 4.07(b) hereof (the "Commencement Date"), except to the extent that a longer period is required by applicable law (the "Tender Period"). Upon the expiration of the Tender Period (the "Designated Event Payment Date"), the Company shall purchase the principal amount of Securities required to be purchased pursuant to Section 4.07 hereof (the "Offer Amount").

     (c) If the Designated Event Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest and Liquidated Damages to the related interest payment date will be paid to the person in whose name a Security is registered at the close of business on such record date, and no additional interest or Liquidated Damages will be payable to Securityholders who tender Securities pursuant to the Designated Event Offer.

     (d) The Company shall provide the Trustee with written notice of the Designated Event Offer at least ten Business Days before the Commencement Date (unless a shorter period shall be satisfactory to the Trustee).

     (e) Subject to Section 4.07(b), on or before the Commencement Date, the Company or the Trustee (at the request and expense of the Company) shall send, by first class mail, a notice to each of the Securityholders, which shall govern the terms of the Designated Event Offer and shall state:

          (i) that the  Designated  Event  Offer is being made  pursuant to this
     Section 3.08 and Section 4.07 hereof and that all Securities tendered will be accepted for payment;


                                       24








                                                                 Execution Copy



          (ii) the Offer Amount, the purchase price (as determined in accordance with Section 4.07 hereof), the length of time the Designated Event Offer will remain open and the Designated Event Payment Date;

          (iii) that any Security or portion thereof not tendered or accepted for payment will continue to accrue interest and, if applicable, Liquidated Damages;

          (iv) that, unless the Company defaults in the payment of the Designated Event Payment, any Security or portion thereof accepted for payment pursuant to the Designated Event Offer shall cease to accrue interest or Liquidated Damages after the Designated Event Payment Date;

          (v) that Securityholders electing to have a Security or portion thereof purchased pursuant to any Designated Event Offer will be required to surrender the Security, with the form entitled "Option of Securityholder To Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Designated Event Payment Date;

          (vi) that Securityholders will be entitled to withdraw their election if any Paying Agent receives, not later than the close of business on the second Business Day preceding the Designated Event Payment Date, or such longer period as may be required by law, a letter or a telegram, telex, facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth the name of the Securityholder, the principal amount of the Security or portion thereof the Securityholder delivered for purchase and a statement that such Securityholder is withdrawing his election to have the Security or portion thereof purchased; and

          (vii) that Securityholders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to U.S.$1,000 in principal amount or an integral multiple thereof.

                                       25






     In addition, the notice shall contain all instructions and materials that the Company shall reasonably deem necessary to enable such Securityholders to tender Securities pursuant to the Designated Event Offer.

     (f) At least one Business Day prior to the Designated Event Payment Date, the Company shall irrevocably deposit with the Trustee or the Paying Agents in immediately available funds an amount equal to the Offer Amount to be held for payment in accordance with the terms of this Section 3.08. On the Designated Event Payment Date, the Company shall, to the extent lawful, (i) accept for payment the Securities or portions thereof tendered pursuant to the Designated Event Offer, (ii) deliver or cause to be delivered to the Trustee Securities so accepted and (iii) deliver to the Trustee an Officers' Certificate stating such Securities or portions thereof have been accepted for payment by the Company in accordance with the terms of this Section 3.08. The Paying Agents shall promptly (but in any case not later than five calendar days after the Designated Event Payment Date) mail or deliver to each tendering Securityholder an amount equal to the purchase price of the Securities tendered by such Securityholder, and the Trustee shall promptly authenticate and mail or deliver to such Securityholders a new Security equal in principal amount to any unpurchased portion of the Security surrendered, if any; provided, that each new Security shall be in a principal amount of U.S.$1,000 or an integral multiple thereof; and provided, further that a Holder of a Restricted Certificated Security may tender such Security only in whole to the extent a tender in part would reduce the principal amount thereof to an amount less than U.S.$250,000. Any Securities not so accepted shall be promptly mailed or delivered by or on behalf of the Company to the Holder thereof. The Company will publicly announce the results of the Designated Event Offer on, or as soon as practicable after, the Designated Event Payment Date.

     (g) The Designated Event Offer shall be made by the Company in compliance with all applicable provisions of the Exchange Act, and all applicable tender offer rules promulgated thereunder, and shall include all instructions and materials that the Company shall reasonably deem necessary to enable such Securityholders to tender their Securities.

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                                                                 Execution Copy




                                   ARTICLE IV
                                    Covenants

     SECTION 4.01. Payment of Securities. The Company shall pay the principal of and interest and Liquidated Damages on the Securities on the dates and in the manner provided in the Securities. Principal, interest and Liquidated Damages shall be considered paid on the date due if the Paying Agents (other than the Company or an Affiliate of the Company) hold on that date money designated for and sufficient to pay all principal, interest and Liquidated Damages then due and such Paying Agents are not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the rate borne by the Securities, compounded semiannually. The Company shall also pay all Liquidated Damages, if any, in the manner, on the dates and in the amounts set forth in the Registration Rights Agreement.

     SECTION 4.02. SEC Reports. Whether or not required by the rules and regulations of the SEC, so long as any Securities are outstanding, the Company will file with the SEC and furnish to the Trustee and to the Holders of Securities all quarterly and annual financial information required to be contained in a filing with the SEC on Forms 10-Q and 10-K, including a "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and, with respect to annual information only, a report thereon by the Company's certified independent accountants.

     SECTION 4.03. Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under, and complied with the covenants and conditions contained in, this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge the Company has kept, observed, performed and fulfilled each and every covenant, and complied with the covenants and conditions contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge) and that to the best of such Officer's knowledge no event has occurred and remains in existence by reason of which payments on account of the principal or of interest or Liquidated Damages, if any, on the Securities are prohibited.

     One of the Officers signing such Officers' Certificate shall be either the Company's principal executive officer, principal financial officer or principal accounting officer.

     The Company will, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon becoming aware of:

          (a) any Default, Event of Default or default in the performance of any covenant, agreement or condition contained in this Indenture; or

                                       27






          (b) any event of default under any other mortgage, indenture or instrument as that term is used in Section 8.01(e),

          an Officers' Certificate specifying such Default, Event of Default or default.

     SECTION 4.04. Stay, Extension and Usury Law. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

     SECTION 4.05. Corporate Existence. Except as provided in Article VII hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Subsidiary of the Company in accordance with the respective organizational documents of each Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Securityholders.

     SECTION 4.06. Taxes. The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings.

     SECTION 4.07. Designated Event. (a) Upon the occurrence of a Designated Event, each holder of Securities shall have the right, in accordance with this
Section 4.07 and Section 3.08 hereof, to require the Company to repurchase all or any part (equal to U.S.$1,000 or an integral multiple thereof, subject to the limitation set forth in the second proviso to the third sentence of Section 3.08(f) hereof) of such holder's Securities pursuant to the terms of Section
3.08 (the "Designated Event Offer") at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon to the Designated Event Payment Date (the "Designated Event Payment").

     (b) Within 30 days following any Designated Event, the Company shall mail to each Holder the notice provided by Section 3.08(e) and publish such notice in a daily newspaper with general circulation in Luxembourg.

     SECTION 4.08. Listing on the Luxembourg Stock Exchange. The Company shall use its reasonable best efforts to cause and maintain the listing of all of the Securities on the Luxembourg Stock Exchange.

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                                                                 Execution Copy





                                    ARTICLE V
                                   Conversion

     SECTION 5.01. Conversion Privilege. A holder of a Security may convert the principal amount thereof (or any portion thereof that is an integral multiple of U.S.$1,000; provided, however that a Holder of a Restricted Certificated Security may convert such Security only in whole to the extent a conversion in part would reduce the principal amount thereof to an amount less than U.S.$250,000) into fully paid and nonassessable shares of Common Stock of the Company at any time after 90 days following the Issuance Date and prior to the close of business (New York time) on the Business Day immediately preceding the maturity date of the Security at the Conversion Price then in effect, except that, with respect to any Security called for redemption, such conversion right shall terminate at the close of business (New York time) on the Business Day immediately preceding the redemption date (unless the Company shall default in making the redemption payment when it becomes due, in which case the conversion right shall terminate on the date such default is cured). The number of shares of Common Stock issuable upon conversion of a Security is determined by dividing the principal amount of the Security converted by the conversion price in effect on the Conversion Date (the "Conversion Price").

     The initial Conversion Price is stated in paragraph 10 of the Securities and is subject to adjustment as provided in this Article V.

     Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of it. A holder of Securities is not entitled to any rights of a holder of Common Stock until such holder of Securities has converted such Securities into Common Stock, and only to the extent that such Securities are deemed to have been converted into Common Stock under this Article V.

     SECTION 5.02. Conversion Procedure. To convert a Security, a Holder must satisfy the requirements in paragraph 10 of the Securities. The date on which the Holder satisfies all of those requirements is the conversion date (the "Conversion Date"). As soon as practicable after the Conversion Date (subject to the expiration of any required waiting period following any required filing pursuant to the provisions of the Hart-Scott-Rodino Improvements Act of 1976), the Company shall deliver to the Holder through a Conversion Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion and a check for any fractional share determined pursuant to Section 5.03. The person in whose name the certificate is registered shall become the stockholder of record on the Conversion Date and, as of such date, such person's rights as a Holder with respect to the converted Security shall cease; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person entitled to receive the shares of Common Stock upon such conversion as the stockholder of record of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person entitled to receive such shares of Common Stock as the stockholder of record thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further, that such conversion shall be at the Conversion Price in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed.


                                       29





     No payment or adjustment will be made for accrued and unpaid interest and Liquidated Damages on a converted Security or for dividends or distributions on shares of Common Stock issued upon conversion of a Security, but if any Holder surrenders a Security for conversion after the close of business on the record date for the payment of an installment of interest and Liquidated Damages and prior to the opening of business on the next interest and Liquidated Damages payment date, then, notwithstanding such conversion, the interest and Liquidated Damages payable on such interest and Liquidated Damages payment date shall be paid to the Holder of such Security on such record date. In such event, unless such Security has been called for redemption on or prior to such interest payment date, such Security, when surrendered for conversion, must be accompanied by payment in funds acceptable to the Company of an amount equal to the interest and Liquidated Damages payable on such interest and Liquidated Damages payment date on the portion so converted.

     If a Holder converts more than one Security at the same time, the number of whole shares of Common Stock issuable upon the conversion shall be based on the total principal amount of Securities converted.

     Upon surrender of a Security that is converted in part, the Trustee shall authenticate for the Holder one or more new Securities of authorized denominations equal in aggregate principal amount to the unconverted portion of the Security surrendered.

     SECTION 5.03. Fractional Shares. The Company will not issue fractional shares of Common Stock upon conversion of a Security. In lieu thereof, the Company will pay an amount in cash based upon the Daily Market Price of the Common Stock on the trading day prior to the date of conversion.

     SECTION 5.04. Taxes on Conversion. The issuance of certificates for shares of Common Stock upon the conversion of any Security shall be made without charge to the converting Securityholder for such certificates or for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the Holder or Holders of the converted Security; provided, however, that in the event that certificates for shares of Common Stock are to be issued in a name other than the name of the Holder of the Security converted, such Security, when surrendered for conversion, shall be accompanied by an instrument of transfer, in form satisfactory to the Company, duly executed by the Holder or his duly authorized attorney; and provided further, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder of the converted Security, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not applicable.

     SECTION 5.05. Company to Provide Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of issuance upon conversion of Securities as herein provided, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities for shares of Common Stock.

     All  shares of Common  Stock  which may be issued  upon  conversion  of the
Securities   shall  be  duly   authorized,   validly  issued,   fully  paid  and
nonassessable when so issued.

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                                                                 Execution Copy




     Shares of Common Stock issued upon conversion of any Restricted Certificated Security or the Restricted Global Security shall bear a legend comparable to the Restricted Securities Legend until the requirements for the removal thereof set forth in Section 2.06(b) hereof are met.

     SECTION 5.06. Adjustment of Conversion Price. The Conversion Price shall be subject to adjustment from time to time as follows:

     (a) In case the Company shall (1) pay a dividend in shares of Common Stock to holders of Common Stock, (2) make a distribution in shares of Common Stock to holders of Common Stock, (3) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock or (4) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which he would have owned immediately following such action had such Securities been converted immediately prior thereto. Any adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

     (b) In case the Company shall issue rights or warrants to substantially all holders of Common Stock entitling them (for a period commencing no earlier than the record date for the determination of holders of Common Stock entitled to receive such rights or warrants and expiring not more than 45 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share less than the Current Market Price (as determined pursuant to subsection (f) below) of the Common Stock on such record date, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock which the aggregate offering price of the offered shares of Common Stock (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustments shall become effective immediately after such record date.

     (c) In case the Company shall distribute to all holders of Common Stock shares of any class of Capital Stock of the Company other than Common Stock, evidences of indebtedness or other assets (other than cash dividends out of current or retained earnings), or shall distribute to substantially all holders of Common Stock rights or warrants to subscribe for securities (other than those securities referred to in subsection (b) above), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in subsection (f) below) of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and described in a Board Resolution) of the portion of the assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock, and of which the denominator shall be such Current Market Price of the Common Stock. Such adjustment shall become effective immediately after the record date for the determination of the holders of Common Stock entitled to receive such distribution. Notwithstanding the foregoing, in case the Company shall issue rights or warrants to subscribe for additional shares of the Company's capital stock (other than those referred to in subsection (b) above) ("Rights") to substantially all holders of Common Stock, the Company may, in lieu of making any adjustment pursuant to this Section 5.06, make proper provision so that each holder of a Security who converts such Security (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion (the "Conversion Shares"), a number of Rights to be determined as follows: (i) if such conversion


                                       31

occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and
(ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Common Stock into which the principal amount of the Security so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

     (d) In case the Company shall, by dividend or otherwise, at any time distribute to all holders of its Common Stock cash (including any distributions of cash out of current or retained earnings of the Company but excluding any cash that is distributed as part of a distribution requiring a Conversion Price adjustment pursuant to paragraph (c) of this Section) in an aggregate amount that, together with the sum of (x) the aggregate amount of any other distributions to all holders of its Common Stock made in cash plus (y) all Excess Payments, in each case made within the 12 months preceding the date fixed for determining the stockholders entitled to such distribution (the "Distribution Record Date") and in respect of which no Conversion Price adjustment pursuant to paragraphs (c) or (e) of this Section or this paragraph
(d) has been made, exceeds 15% of the product of the Current Market Price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Distribution Record Date multiplied by the number of shares of Common Stock outstanding on the Distribution Record Date (excluding shares held in the treasury of the Company), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this paragraph (d) by a fraction of which the numerator shall be the Current Market Price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Distribution Record Date less the amount of such cash and other consideration (including any Excess Payments) so distributed applicable to one share of Common Stock (equal to the aggregate amount of such cash and other consideration (including any Excess
Payments) divided by the number of shares of Common Stock outstanding on the Distribution Record Date) and the denominator shall be such Current Market Price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Distribution Record Date, such reduction to become effective immediately prior to the opening of business on the day following the Distribution Record Date.

     (e) In case a tender offer or other negotiated transaction made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock shall be consummated, if an Excess Payment is made in respect of such tender offer or other negotiated transaction and the amount of such Excess
Payment, together with the sum of (x) the aggregate amount of all Excess Payments plus (y) the aggregate amount of all distributions to all holders of the Common Stock made in cash (including any distributions of cash out of current or retained earnings of the Company), in each case made within the 12 months preceding the date of payment of such current negotiated transaction consideration or expiration of such current tender offer, as the case may be (the "Purchase Date"), and as to which no adjustment pursuant to paragraph (c) or paragraph (d) of this Section or this paragraph (e) has been made, exceeds 15% of the product of the Current Market Price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Purchase Date multiplied by the number of shares of Common Stock outstanding (including any


                                       32








                                                                 Execution Copy



tendered shares but excluding any shares held in the treasury of the Company or any Subsidiary of the Company) on the Purchase Date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this paragraph (e) by a fraction of which the numerator shall be the Current Market Price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Purchase Date less the amount of such Excess Payments and such cash distributions, if any, applicable to one share of Common Stock (equal to the aggregate amount of such Excess Payments and such cash distributions divided by the number of shares of Common Stock outstanding on the Purchase Date) and the denominator shall be such Current Market Price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Purchase Date, such reduction to become effective immediately prior to the opening of business on the day following the Purchase Date.

     (f) The "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the Daily Market Prices for the shorter of (i) 30 consecutive Business Days ending on the last full Trading Day on the exchange or market referred to in determining such Daily Market Prices prior to the time of determination or (ii) the period commencing on the date next succeeding the first public announcement of the issuance of such rights or such warrants or such other distribution or such negotiated transaction through such last full trading day on the exchange or market referred to in determining such Daily Market Prices prior to the time of determination.

     (g) "Excess Payment" means the excess of (A) the aggregate of the cash and fair market value of other consideration paid by the Company or any of its Subsidiaries with respect to the shares acquired in a tender offer or other negotiated transaction over (B) the Daily Market Price on the Trading Day immediately following the completion of such tender offer or other negotiated transaction multiplied by the number of acquired shares.

     (h) In any case in which this Section 5.06 shall require that an adjustment be made immediately following a record date for an event, the Company may elect to defer, until such event, issuing to the Holder of any Security converted after such record date the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion over and above the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

     SECTION 5.07. No Adjustment. No adjustment in the Conversion Price shall be required until cumulative adjustments amount to 1% or more of the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 5.07 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Article V shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value or no par value of the Common Stock.

     SECTION 5.08. Other Adjustments. (a) In the event that, as a result of an adjustment made pursuant to Section 5.06 above, the holder of any Security


                                       33





thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock of the Company other than shares of its Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any Securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article V.

     (b) In the event that shares of Common Stock are not delivered after the expiration of any of the rights or warrants referred to in Section 5.06(b) and
Section 5.06(c) hereof, the Conversion Price shall be readjusted to the Conversion Price which would otherwise be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

     SECTION 5.09. Adjustments for Tax Purposes. The Company may, at its option, make such reductions in the Conversion Price, in addition to those required by
Section 5.06 above, as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company to its stockholders will not be taxable to the recipients thereof.

     SECTION 5.10. Adjustments by the Company. The Company from time to time may, to the extent permitted by law, reduce the Conversion Price by any amount for any period of at least 20 days, in which case the Company shall give at least 15 days' notice of such reduction in accordance with Section 5.11, if the Board of Directors has made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive.

     SECTION 5.11. Notice of Adjustment. Whenever the Conversion Price is adjusted, the Company shall promptly mail to Securityholders at the addresses appearing on the Registrar's books a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

     SECTION 5.12. Notice of Certain Transactions. In the event that:

     (1) the Company takes any action which would require an adjustment in the Conversion Price;

     (2) the Company takes any action that would require a supplemental indenture pursuant to Section 5.13; or

     (3) there is a dissolution or liquidation of the Company;

     a holder of a Security may wish to convert such Security into shares of Common Stock prior to the record date for or the effective date of the transaction so that he may receive the rights, warrants, securities or assets which a holder of shares of Common Stock on that date may receive. Therefore, the Company shall mail to Securityholders at the addresses appearing on the Registrar's books and the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 15 days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause
(1), (2) or (3) of this Section 5.12.


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                                                                 Execution Copy



     SECTION 5.13. Effect of Reclassifications, Consolidations, Mergers or Sales on Conversion Privilege. If any of the following shall occur, namely: (i) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, outstanding shares of Common Stock or (iii) any sale or conveyance of all or substantially all of the property or business of the Company as an entirety, then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture in form satisfactory to the Trustee providing that the holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article V. The foregoing, however, shall not in any way affect the right a holder of a Security may otherwise have, pursuant to clause
(ii) of the last sentence of subsection (c) of Section 5.06, to receive Rights upon conversion of a Security. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property
(including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Securities as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provision of this Section 5.13 shall similarly apply to successive consolidations, mergers, sales or conveyances.

     In the event the Company shall execute a supplemental indenture pursuant to this Section 5.13, the Company shall promptly file with the Trustee an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, sale or conveyance and any adjustment to be made with respect thereto.

     SECTION 5.14. Trustee's Disclaimer. The Trustee has no duty to determine when an adjustment under this Article V should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.11. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article V.

                                       35






     The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 5.13, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.13.

                                   ARTICLE VI
                                  Subordination

     SECTION 6.01. Agreement to Subordinate. The Company, for itself and its successors, and each Securityholder, by his acceptance of Securities, agree that the payment of the principal of or interest or Liquidated Damages on or any other amounts due on the Securities is subordinated in right of payment, to the extent and in the manner stated in this Article VI, to the prior payment in full of all existing and future Senior Debt.

     SECTION 6.02. No Payment on Securities if Senior Debt in Default. Anything in this Indenture to the contrary notwithstanding, no payment on account of principal of or redemption of, interest or Liquidated Damages on or other amounts due on the Securities, and no redemption, purchase, or other acquisition of the Securities, shall be made by or on behalf of the Company (i) unless full payment of amounts then due for principal and interest and of all other amounts then due on all Senior Debt has been made or duly provided for pursuant to the terms of the instrument governing such Senior Debt, (ii) if, at the time of such payment, redemption, purchase or other acquisition, or immediately after giving effect thereto, there shall exist under any Senior Debt, or any agreement pursuant to which any Senior Debt is issued, any default, which default shall not have been cured or waived and which default shall have resulted in the full amount of such Senior Debt being declared due and payable or (iii) if, at the time of such payment, redemption, purchase or other acquisition, the Trustee shall have received written notice from the Representative of the holders of Designated Senior Debt (a "Payment Blockage Notice") that there exists under such Designated Senior Debt, or any agreement pursuant to which such Designated Senior Debt is issued, any default, which default shall not have been cured or waived, permitting the holders thereof to declare any amounts of such Designated Senior Debt due and payable, but only for the period (the "Payment Blockage Period") commencing on the date of receipt of the Payment Blockage Notice and ending (unless earlier terminated by notice given to the Trustee by the Representative of the holders of such Designated Senior Debt) on the earlier of
(a) the date on which such  event of default  shall have been cured or waived or
(b) 180 days from the receipt of the Payment Blockage Notice. Notwithstanding the provisions described in the immediately preceding sentence (other than in clauses (i) and (ii)), unless the holders of such Designated Senior Debt or the Representative of such holders shall have accelerated the maturity of such Designated Senior Debt, the Company may resume payments on the Securities after the end of such Payment Blockage Period. Not more than one Payment Blockage Notice may be given in any consecutive 365-day period, irrespective of the number of defaults with respect to Senior Debt during such period.

     In the event that, notwithstanding the provisions of this Section 6.02, payments are made by or on behalf of the Company in contravention of the provisions of this Section 6.02, such payments shall be held by the Trustee, any Paying Agent or the holders, as applicable, in trust for the benefit of, and


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shall be paid over to and  delivered  to, the  Representative  of the holders of
Senior Debt or the trustee under the indenture or other agreement (if any), pursuant to which any instruments evidencing any Senior Debt may have been issued for application to the payment of all Senior Debt ratably according to the aggregate amounts remaining unpaid to the extent necessary to pay all Senior Debt in full in accordance with the terms of such Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

     The Company shall give prompt written notice to the Trustee and any Paying Agent of any default or event of default under any Senior Debt or under any agreement pursuant to which any Senior Debt may have been issued.

     SECTION 6.03. Distribution on Acceleration of Securities; Dissolution and Reorganization; Subrogation of Securities. (a) If the Securities are declared due and payable because of the occurrence of an Event of Default, the Company shall give prompt written notice to the holders of all Senior Debt or to the trustee(s) for such Senior Debt of such acceleration. The Company may not pay the principal of or interest or Liquidated Damages on or any other amounts due on the Securities until five Business Days after such holders or trustee(s) of Senior Debt receive such notice and, thereafter, the Company may pay the principal of or interest or Liquidated Damages on or any other amounts due on the Securities only if the provisions of this Article VI permit such payment.

     (b) Upon (i) any acceleration of the principal amount due on the Securities because of an Event of Default or (ii) any direct or indirect distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other dissolution, winding up, liquidation or reorganization of the Company):

     (1) the holders of all Senior Debt shall first be entitled to receive payment in full of the principal thereof, the interest thereon and any other amounts due thereon before the Holders are entitled to receive payment on account of the principal of or interest and Liquidated Damages on or any other amounts due on the Securities;

     (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article with respect to the Securities, to the payment in full without diminution or modification by such plan of all Senior Debt), to which the holders or the Trustee would be entitled except for the provisions of this Article, shall be paid by the liquidating trustee or agent or other person making such a payment or distribution, directly to the holders of Senior Debt (or their representative(s) or trustee(s) acting on their behalf), ratably according to the aggregate amounts remaining unpaid on account of the principal of or interest on and other amounts due on the Senior Debt held or represented by each, to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

     (3) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article with respect to the Securities, to the payment in full without diminution or modification by such plan of Senior
Debt), shall be received by the Trustee or the holders before all Senior Debt is paid in full, such payment or distribution shall be held in trust for the benefit of, and be paid over to upon request by a holder of the Senior Debt, the holders of the Senior Debt remaining unpaid (or their representatives) or trustee(s) acting on their behalf, ratably as aforesaid, for application to the payment of such Senior Debt until all such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

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     Subject to the payment in full of all Senior  Debt,  the  Holders  shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the principal of and interest and Liquidated Damages on the Securities shall be paid in full and, for purposes of such subrogation, no such payments or distributions to the holders of Senior Debt of cash, property or securities which otherwise would have been payable or distributable to Holders shall, as between the Company, its creditors other than the holders of Senior Debt, and the Holders, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Debt, on the other hand.

     Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (i) impair, as between the Company and its creditors other than the holders of Senior Debt, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of, and interest and Liquidated Damages on, the Securities as and when the same shall become due and payable in accordance with the terms of the Securities, (ii) affect the relative rights of the Holders and creditors of the Company other than holders of Senior Debt or, as between the Company and the Trustee, the obligations of the Company to the Trustee, or (iii) prevent the Trustee or the Holders from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt in respect of cash, property and securities of the Company received upon the exercise of any such remedy.

     Upon distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 9.01 hereof, and the Holders shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article. The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Debt. Nothing contained in this Article or elsewhere in this Indenture, or in any of the Securities, shall prevent the good faith application by the Trustee of any moneys which were deposited with it hereunder, prior to its receipt of written notice of facts which would prohibit such application, for the purpose of the payment of or on account of the principal of, or interest and Liquidated Damages on, the Securities unless, prior to the date on which such application is made by the Trustee, the Trustee shall be charged with actual notice under Section 6.03(d) hereof of the facts which would prohibit the making of such application.

     (c) The provisions of this Article shall not be applicable to any cash, properties or securities received by the Trustee or by any Holder when received as a holder of Senior Debt and nothing in Section 9.11 hereof or elsewhere in this Indenture shall deprive the Trustee or such Holder of any of its rights as such Holder.

     (d) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment of money to or by the Trustee in respect of the Securities pursuant to the provisions of this Article. The Trustee, subject to the provisions of Section 9.01 hereof, shall be entitled to assume that no such fact exists unless the Company or any holder of Senior Debt or any trustee therefor has given notice thereof to the Trustee. Notwithstanding the provisions of this Article or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any fact which would prohibit the making of any payment of moneys to or by the Trustee in respect of the Securities pursuant to the provisions in this Article, unless, and until three Business Days after, the Trustee shall have received written notice thereof from the Company or any holder or holders of Senior Debt or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 9.01 hereof, shall be entitled in all respects conclusively to assume that no such facts exist; provided that if on a date not less than three Business Days immediately preceding the date upon which, by the terms hereof, any such moneys may become payable for any purpose (including, without limitation, the principal


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of or interest and Liquidated  Damages on any  Security),  the Trustee shall not have  received  with  respect to such  moneys the  notice  provided  for in this
Section 6.03(d), then anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

     The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Debt (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Debt (or a trustee on behalf of any such holder or holders). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article, and, if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment; nor shall the Trustee be charged with knowledge or the curing or waiving of any default of the character specified in Section 6.02 hereof or that any event or any condition preventing any payment in respect of the Securities shall have ceased to exist, unless and until the Trustee shall have received written notice to such effect.

     (e) The provisions of this Section 6.03 applicable to the Trustee shall (unless the context requires otherwise) also apply to any Paying Agent for the Company.

     SECTION 6.04. Reliance by Senior Debt on Subordination Provisions. Each Holder of any Security by his acceptance thereof acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration for each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Debt, and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt. Notice of any default in the payment of any Senior Debt, except as expressly stated in this Article, and notice of acceptance of the provisions hereof are hereby expressly waived. Except as otherwise expressly provided herein, no waiver, forbearance or release by any holder of Senior Debt under such Senior Debt or under this Article shall constitute a release of any of the obligations or liabilities of the Trustee or Holders of the Securities provided in this Article.

     SECTION 6.05. No Waiver of Subordination Provisions. Except as otherwise expressly provided herein, no right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of, or notice to, the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article VI or the obligations hereunder of the Holders of the Securities to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any


                                       39


manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise dispose of any property pledged, mortgaged or otherwise securing Senior Debt;
(iii) release any person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company or any other person.

     SECTION 6.06. Trustee's Relation to Senior Debt. The Trustee in its individual capacity shall be entitled to all the rights set forth in this
Article in respect of any Senior Debt at any time held by it, to the same extent as any holder of Senior Debt, and nothing in Section 9.11 hereof or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

     With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations, as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not owe any fiduciary duty to the holders of Senior Debt but shall have only such obligations to such holders as are expressly set forth in this Article.

     Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding up or liquidation or reorganization under any applicable bankruptcy law of the Company (whether in bankruptcy, insolvency or receivership proceedings or otherwise), the timely filing of a claim for the unpaid balance of such Holder's Securities in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file a claim or proof of debt in the form required in such proceedings prior to 30 days before the expiration of the time to file such claims or proofs, then any holder or holders of Senior Debt or their representative or representatives shall have the right to demand, sue for, collect, receive and receipt for the payments and distributions in respect of the Securities which are required to be paid or delivered to the holders of Senior Debt as provided in this Article and to file and prove all claims therefor and to take all such other action in the name of the holders or otherwise, as such holders of Senior Debt or representative thereof may determine to be necessary or appropriate for the enforcement of the provisions of this Article.

     SECTION 6.07. Other Provisions Subject Hereto. Except as expressly stated in this Article, notwithstanding anything contained in this Indenture to the contrary, all the provisions of this Indenture and the Securities are subject to the provisions of this Article. However, nothing in this Article shall apply to or adversely affect the claims of, or payment to, the Trustee pursuant to
Section 9.07. Notwithstanding the foregoing, the failure to make a payment on account of principal of or interest or Liquidated Damages on the Securities by reason of any provision of this Article VI shall not be construed as preventing the occurrence of an Event of Default under Section 8.01.

                                   ARTICLE VII
                                   Successors

     SECTION 7.01. Merger, Consolidation or Sale of Assets. The Company may not consolidate or merge with or into any person (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets unless:

          (a) the Company is the surviving corporation or the person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

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                                                                 Execution Copy





          (b) the corporation formed by or surviving any such consolidation or merger (if other than the Company) or the corporation to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the Obligations of the Company, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Securities and the Indenture;

          (c) any such sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company's properties or assets shall be as an entirety or virtually as an entirety to one corporation;

          (d) immediately after such transaction no Default or Event of Default exists; and

          (e) the Company or such corporation shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture comply with the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

     SECTION 7.02. Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 7.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or the corporation to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor person has been named as the Company herein; provided, however, that the predecessor Company in the case of a sale, assignment, transfer, lease, conveyance or other disposition shall not be released from the obligation to pay the principal of and interest and Liquidated Damages on the Securities.

                                  ARTICLE VIII
                              Defaults and Remedies

     SECTION 8.01. Events of Default. An "Event of Default" occurs if:

          (a) the Company defaults in the payment of interest or Liquidated Damages on any Security when the same becomes due and payable, and the Default continues for a period of 30 days after the date due and payable;

          (b) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at maturity, upon redemption or otherwise;

          (c) the Company fails to observe or perform any covenant or agreement contained in Section 4.07 hereof;

          (d) the Company fails to observe or perform any other covenant or agreement contained in this Indenture or the Securities, required by it to be performed and the Default continues for a period of 60 days after the receipt of written notice from the Trustee to the Company or from the Holders of 25% in aggregate principal amount of the then outstanding Securities to the Company and the Trustee stating that such notice is a "Notice of Default";

          (e) there is a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Material Subsidiary of the Company (or the payment of which is guaranteed by the Company or any Material Subsidiary of the Company), whether such Indebtedness or guarantee now exists or is created after the Issuance

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     Date, which default (i) is caused by a failure to pay when due principal of or interest or Liquidated Damages on such Indebtedness within the grace period provided for in such Indebtedness (which failure continues beyond any applicable grace period) (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity (without such acceleration being rescinded or annulled) and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates U.S.$3,000,000 or more;

          (f) a final, non-appealable judgment or final non-appealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Material Subsidiary of the Company and remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such judgments exceeds U.S.$3,000,000;

          (g) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or (v) makes the admission in writing that it generally is unable to pay its debts as the same become due; or

          (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any Material Subsidiary of the Company in an involuntary case, (ii) appoints a Custodian of the Company or any Material Subsidiary of the Company or for all or substantially all of its property, and the order or decree remains unstayed and in effect for 60 days or (iii) orders the liquidation of the Company or any Material Subsidiary of the Company, and the order or decree remains unstayed and in effect for 60 days.

     The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     SECTION 8.02. Acceleration. If an Event of Default (other than an Event of Default specified in clauses (g) and (h) of Section 8.01 hereof) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then-outstanding Securities by notice to the Company and the Trustee, may declare all the Securities to be due and payable. Upon such declaration, the principal of, premium, if any, and accrued and unpaid interest and Liquidated Damages on the Securities shall be due and payable immediately. If an Event of Default specified in clause (g) or (h) of Section 8.01 hereof occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. The Holders of a majority in aggregate principal amount of the then- outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree, if all amounts payable to the Trustee pursuant to Section
9.07 hereof have been paid and if all existing Events of Default have been cured or waived except nonpayment of principal or interest and Liquidated Damages that has become due solely because of the acceleration.



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                                                                 Execution Copy



     SECTION 8.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest and Liquidated Damages on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

     SECTION 8.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the then-outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the Designated Event Payment or the principal of, or interest or Liquidated Damages on, any Security. When a Default or Event of Default is waived, it is cured and ceases; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     SECTION 8.05. Control by Majority. The Holders of a majority in principal amount of the then-outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Securityholders, or would involve the Trustee in personal liability.

     SECTION 8.06. Limitation on Suits. A Securityholder may pursue a remedy with respect to this Indenture or the Securities only if:

          (a) the Securityholder gives to the Trustee notice of a continuing Event of Default;

          (b) the Securityholders of at least 25% in principal amount of the then-outstanding Securities make a request to the Trustee to pursue the remedy;

          (c) such Securityholder or Securityholders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (e) during such 60-day period the Holders of a majority in principal amount of the then-outstanding Securities do not give the Trustee a direction inconsistent with the request.

     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

     SECTION 8.07. Rights of Securityholders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal and interest and Liquidated Damages on such Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

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     SECTION 8.08.  Collection Suit by Trustee. If an Event of Default specified in Section 8.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest and Liquidated Damages remaining unpaid on the Securities and interest on overdue principal and interest and Liquidated Damages and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts payable under Section 9.07 hereof.

     SECTION 8.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Securityholder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

     SECTION 8.10. Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First: to the Trustee for amounts due under Section 9.07 hereof;

          Second:  to the  holders  of Senior  Debt to the  extent  required  by
     Article VI;

          Third: to the Securityholders, for amounts due and unpaid on the Securities for principal and interest and Liquidated Damages, ratably, according to the amounts due and payable on the Securities for principal and interest and Liquidated Damages, respectively; and

          Fourth: to the Company.

     Except as otherwise provided in Section 2.12 hereof, the Trustee may fix a record date and payment date for any payment to Securityholders made pursuant to this Section.

     SECTION 8.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a holder pursuant to Section 8.07 hereof, or a suit by Holders of more than 10% in principal amount of the then-outstanding Securities.

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                                   ARTICLE IX
                                     Trustee

     SECTION 9.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (b) Except during the continuance of an Event of Default: (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and, if required by the terms hereof, conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that: (i) this paragraph does not limit the effect of paragraph (b) of this
Section 9.01; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.05 hereof.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 9.01.

     (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     SECTION 9.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

     (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

     (e) The Trustee shall not be charged with knowledge of any Event of Default under Section 8.01 (other than an Event of Default under Section 8.01(a) or (b) if the Trustee is also a Paying Agent with respect to the Securities) unless either (1) a Trust Officer assigned to its Corporate Trust Department shall have


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actual knowledge thereof,  or (2) the Trustee shall have received notice thereof in accordance with Section 12.02 hereof from the Company or any Holder.

     SECTION 9.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 9.10 and 9.11 hereof.

     SECTION 9.04. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or any statement in the Securities (other than its authentication) or for compliance by the Company with the Registration Rights Agreement.

     SECTION 9.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Securityholders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

     SECTION 9.06. Reports by Trustee to Securityholders. Within 60 days after the reporting date stated in Section 12.10, the Trustee shall mail to Securityholders a brief report dated as of such reporting date that complies with TIA S-313(a) if and to the extent required by such S-313(a). The Trustee also shall comply with TIA S-313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA S-313(c).

     A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall notify the Trustee when the Securities are listed on any stock exchange.

     SECTION 9.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such disbursements and expenses may include the reasonable disbursements, compensation and expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee against any loss or liability incurred by it except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Company will not, without the prior written consent of the Trustee, settle or compromise or consent to the entry of any judgment with respect to any such claim unless such settlement, compromise or consent includes an unconditional release of the Trustee from all liabilities arising out of such claim. The Trustee may have separate counsel and the Company shall pay the reasonable fees, disbursements and expenses of one such separate counsel. The Company need not


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pay for any  settlement  made without its consent,  which  consent  shall not be unreasonably withheld.

     The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

     To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except money or property held in trust to pay principal and interest and Liquidated Damages on particular Securities.

     When the  Trustee  incurs  expenses or renders  services  after an Event of
Default specified in Section 8.01(g) or (h) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

     The provisions of this Section 9.07 shall survive the appointment of a successor trustee, the termination of this Indenture and the resignation or removal of the Trustee.

     SECTION 9.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     The Trustee may resign by so notifying the Company. The Securityholders of a majority in principal amount of the then-outstanding Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

          (a) the Trustee fails to comply with Section 9.10 hereof, unless the Trustee's duty to resign is stayed as provided in TIA S-310(b);

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a Custodian or public officer takes charge of the Trustee or its property; or

          (d) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Securityholders of a majority in principal amount of the then-outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then-outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the  Trustee  fails to comply  with  Section  9.10  hereof,  unless  the
Trustee's  duty  to  resign  is  stayed  as  provided  in  TIA  S-310(b),   any
Securityholder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 9.07 hereof. Notwithstanding the resignation

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or  replacement  of the Trustee  pursuant to this Section  9.08,  the  Company's obligations under Section 9.07 hereof shall continue for the benefit of the retiring trustee with respect to expenses and liabilities incurred by it prior to such resignation or replacement.

     SECTION 9.09. Successor Trustee by Merger, Etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

     SECTION 9.10. Eligibility; Disqualification. This Indenture shall always have a Trustee who satisfies the requirements of TIA S-310(a)(1) and (5). The Trustee shall always have a combined capital and surplus as stated in Section
12.10 hereof. The Trustee is subject to TIA S-310(b).

     SECTION 9.11. Preferential Collection of Claims Against Company. The Trustee is subject to TIA S-311(a), excluding any creditor relationship listed in TIA S-311(b). A Trustee who has resigned or been removed shall be subject to TIA S-311(a) to the extent indicated therein.

                                    ARTICLE X
                            Discharge of Indenture

     SECTION 10.01. Termination of Company's Obligations. This Indenture shall cease to be of further effect (except that the Company's obligations under Sections 9.07 and 10.02 hereof shall survive) when all outstanding Securities theretofore authenticated and issued have been delivered to the Trustee for cancellation and the Company has paid all sums payable hereunder. Thereupon, the Trustee upon request of the Company, shall acknowledge in writing the discharge of the Company's obligations under this Indenture, except for those surviving obligations specified above.

     SECTION 10.02. Repayment to Company. The Trustee and the Paying Agents shall promptly pay to the Company upon request any excess money or securities held by them at any time.

     The Trustee and the Paying Agents shall pay to the Company upon request any money held by them for the payment of principal or interest or Liquidated Damages that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have first caused notice of such payment to the Company to be mailed to each Securityholder entitled thereto no less than 30 days prior to such payment. After payment to the Company, the Trustee and the Paying Agents shall have no further liability with respect to such money, and Securityholders entitled to the money must look to the Company for payment as general creditors unless any applicable abandoned property law designates another person.

                                   ARTICLE XI
                       Amendments, Supplements and Waivers

     SECTION 11.01. Without Consent of Securityholders. The Company and the Trustee may amend or supplement this Indenture or the Securities without the consent of any Securityholder:

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                                                                 Execution Copy


          (a) to cure any ambiguity, defect or inconsistency;

          (b) to comply with Sections 5.13 and 7.01 hereof;

          (c)  to  provide  for   uncertificated   Securities   in  addition  to
     certificated Securities;

          (d) to make any change that does not adversely affect the legal rights hereunder of any Securityholder;

          (e) to qualify this Indenture under the TIA or to comply with the requirements of the SEC in order to maintain the qualification of the Indenture under the TIA; or

          (f) to make any change that provides any additional rights or benefits to the holders of Securities.

     An amendment under this Section may not make any change that adversely affects the rights under Article VI of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or any group or representative thereof authorized to give a consent) consent to such change.

     SECTION 11.02. With Consent of Securityholders. Subject to Section 8.07 hereof, the Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent (including consents obtained in connection with any tender or exchange offer for Securities) of the
Securityholders   of  at  least  a   majority   in   principal   amount  of  the
then-outstanding Securities. Subject to Sections 8.04 and 8.07 hereof, the Holders of a majority in principal amount of the Securities then outstanding may also by their written consent (including consents obtained in connection with any tender offer or exchange offer for Securities) waive any existing Default as provided in Section 8.04 or waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment, supplement or waiver under this Section may not (with respect to any Securities held by a nonconsenting Securityholder):

          (a) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

          (b) reduce the rate of or change the time for payment of interest on any Security;

          (c) reduce the principal of or change the fixed maturity of any Security or alter the redemption provisions with respect thereto;

          (d) make any Security payable in money other than that stated in the Security;

          (e) make any change in Section 8.04, 8.07 or 11.02 hereof (this sentence);

          (f) waive a default in the payment of the Designated Event Payment or principal of, or interest or Liquidated Damages on, any Security (other than as provided in Section 8.04);

          (g) waive a redemption payment payable on any Security; or

          (h)  make  any   change   that   adversely   affects   the   right  of
     Securityholders to convert Securities into Common Stock of the Company.

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     To secure a consent of the  Securityholders  under this Section  11.02,  it shall not be necessary for the Securityholders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing the amendment or waiver.

     SECTION 11.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

     SECTION 11.04. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Securityholder of a Security is a continuing consent by the Securityholder and every subsequent Securityholder of a Security or portion of a Security that evidences the same debt as the consenting Securityholder's Security, even if notation of the consent is not made on any Security. However, any such Securityholder or subsequent Securityholder may revoke the consent as to such Holder's Security or portion of a Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the Securityholders of the requisite principal amount of Securities have consented to the amendment, supplement or waiver.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those persons who were Securityholders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Securityholders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Securityholders of the principal amount of Securities required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

     After an amendment, supplement or waiver becomes effective it shall bind every Securityholder, unless it is of the type described in any of clauses (a) through (h) of Section 11.02 hereof. In such case, the amendment or waiver shall bind each Securityholder who has consented to it and every subsequent Securityholder that evidences the same debt as the consenting Securityholder's Security.

     SECTION 11.05. Notation on or Exchange of Securities. The Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment or waiver.

     SECTION 11.06. Trustee Protected. The Trustee shall sign all supplemental indentures, except that the Trustee may, but need not, sign any supplemental indenture that adversely affects its rights or duties hereunder. As a condition to executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trust created by this Indenture, the Trustee shall be entitled to receive (in addition


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to those documents  required by Section  12.04),  and (subject to Section 315 of the TIA) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE XII
                                  Miscellaneous

     SECTION 12.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is automatically deemed to be incorporated in this Indenture by the TIA, the incorporated provision shall control.

     SECTION 12.02. Notices. Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail to the other's address stated in Section 12.10 hereof. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication to a Securityholder shall be (i) mailed by first-class mail to his address shown on the register kept by the Registrar, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice, and (ii) published in a leading newspaper of general circulation in Luxembourg, which is expected to be the Luxemburger Wort so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, or if such newspaper shall cease to be published or timely publication in it shall not be practicable, in such other newspaper as the Trustee shall deem necessary to give fair and reasonable notice to the Securityholders. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

     Any notice given by publication shall be deemed to have been validly given on the date of such publication or, if published more than once, on the date of the first publication. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

     All other notices or communications shall be in writing.

     In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by the Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

     SECTION 12.03. Communication by Securityholders with Other Securityholders.
Securityholders   may   communicate   pursuant   to  TIA  S-312(b)  with  other
Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA S-312(c).

     SECTION 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:


                                       51





          (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     SECTION 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 4.03) shall include:

          (a) a statement that the person signing such certificate or rendering such opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

     SECTION 12.06. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by, or a meeting of, Securityholders. The Registrar, Transfer Agent, Paying Agents or Conversion Agents may each make reasonable rules and set reasonable requirements for its functions.

     SECTION 12.07. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in the State of New York and Luxembourg are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest or Liquidated Damages shall accrue with respect to such payment for the intervening period. If any other operative date for purposes of this Indenture shall occur on a Legal Holiday then for all purposes the next succeeding day that is not a Legal Holiday shall be such operative date.

     SECTION 12.08. No Recourse Against Others. A director, Officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

     SECTION 12.09. Counterparts. This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                                       52








                                                                 Execution Copy




     SECTION 12.10. Variable Provisions. "Officer" means the Chairman of the Board, the President, any Vice-President, the Chief Financial Officer, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

     The Company initially appoints the Trustee as Paying Agent, Registrar and Conversion Agent in the Borough of Manhattan, The City of New York, and the Trustee hereby accepts such appointments.

     The Company initially appoints Kredietbank S.A., Luxembourgeoise, 43 Boulevard Royal, L - 2955 ("Kredietbank"), as its Paying Agent, Transfer Agent and Conversion Agent in Luxembourg, and Kredietbank accepts such appointments.

     The first certificate pursuant to Section 4.03 hereof shall be for the fiscal year ending on December 31, 1997.

     The reporting date for Section 9.06 hereof is May 15 of each year. The first reporting date is May 15, 1998.

     The Trustee shall always have a combined capital and surplus of at least U.S.$50,000,000 as set forth in its most recent published annual report of condition.

     The Company's address for purposes of the Indenture is:

                                   AMNEX, Inc.

     6 Nevada Drive
     Lake Success, New York 11042
     The Trustee's address is:

                               Marine Midland Bank

     Attn: Corporate Trust Department
     140 Broadway
     New York, New York  10005
     The Company or the Trustee may change its address for purposes of this Indenture by written notice to the other.

     SECTION 12.11. Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

     SECTION 12.12. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or an Affiliate. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     SECTION 12.13. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.


                                       53





     SECTION 12.14. Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 12.15. Table of Contents, Headings, Etc. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.




                                       54








                                                                 Execution Copy



     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                               AMNEX, Inc., as the Company,

                                               by_________________________

                                               Name:

                                               Title:

                                               Marine Midland Bank, as Trustee,

                                               by_________________________

                                               Name:

                                               Title:



                                       55





STATE OF NEW YORK        )
                         )  ss.:
COUNTY OF NEW YORK       )


     Personally appeared before me, the undersigned authority in and for the said county and state, on this 29th day of September, 1997, within my jurisdiction, the within named ____________________, who acknowledged that he is a __________________ of AMNEX, Inc., a New York corporation, and that for and on behalf of the said corporation, and as its act and deed he executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.

                                                      __________________ ______
                                                      NOTARY PUBLIC

                  [Notarial Seal]



                                       56








                                                                 Execution Copy



STATE OF NEW YORK        )
                         )  ss.:
COUNTY OF NEW YORK       )






     Personally appeared before me, the undersigned authority in and for the said county and state, on this 29th day of September, 1997, within my jurisdiction, the within named ____________________, who acknowledged that he is a __________________ of Marine Midland Bank, and that for and on behalf of the said corporation, and as its act and deed he executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.

                                                        ______________________
                                                        NOTARY PUBLIC


[Notarial Seal]


                                       57




                                                                  Execution Copy



EXHIBIT A

                      FORM OF CONVERTIBLE SUBORDINATED NOTE

                             [FORM OF FACE OF NOTE]

                           [Global Securities Legend]

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH
SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL




     BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a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
(6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES THAT IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (o)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.






                                        2








                                                                Execution Copy



                                  No. _________
                           [CUSIP No. ______________]

                           [CINS No. _______________]
                           [ISIN No. ________________]

                                   AMNEX, INC.

                        8-1/2% CONVERTIBLE SUBORDINATED NOTE
                                    DUE 2002

     AMNEX, Inc., a New York corporation (the "Company") promises to pay to _________________________________________________________________ or registered assigns, the principal sum [indicated on Schedule A hereof]* [of _________ Dollars]** on September 25, 2002.

                             Interest Payment Dates:

                                  Record Dates:

     Reference is hereby made to the further provisions of this Convertible Subordinated Note set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.


--------
*    Applicable to Global Securities only.


**Applicable to Certificated Securities only.







     IN WITNESS WHEREOF, AMNEX, INC. has caused this Convertible Note to be signed manually or by facsimile by its duly authorized Officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated:__________________                          AMNEX, INC.

                                                  by

                                                  Name:
                                                  Title:

                                                  by

                                                  Name:
                                                  Title:
 [Seal]



                            TRUSTEE'S CERTIFICATE OF

                                 AUTHENTICATION
                               This is one of the

                   8-1/2 Convertible Subordinated Notes due 2002

                            described in the within-

                              mentioned Indenture.
                        Marine Midland Bank, as Trustee,

                                       by

                              Authorized Signatory






                                        4








                                                                 Execution Copy



                                   AMNEX, INC.
                   8-1/2% Convertible Subordinated Note due 2002

     1. Interest. AMNEX, INC., a New York corporation (the "Company"), is the issuer of the 8-1/2% Convertible Subordinated Notes due 2002 (the Convertible Notes"), of which this Convertible Note is a part. The Company promises to pay interest on the Convertible Notes in cash semiannually on each March 25 and September 25, commencing on March 25, 1998, to holders of record on the immediately preceding March 10 and September 10.

     Interest on the Convertible Notes will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from September 25, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest or Liquidated Damages (without regard to any applicable grace period) at the rate borne by the Convertible Notes, compounded annually.

     All payments made by the Company on the Convertible Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the jurisdiction of incorporation of the Company or any political subdivision thereof or any authority therein or thereof having power to tax unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. If any such withholding or deduction is required, the Company will not be obliged to pay any additional amounts in respect of such withholding or deduction.






     2. Method of Payment. The Company will pay interest and Liquidated Damages on the Convertible Notes (except defaulted interest) to the persons who are registered Holders of the Convertible Notes at the close of business on the record date for the next interest payment date even though Convertible Notes are canceled after the record date and on or before the interest payment date. The Securityholder hereof must surrender Convertible Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest and Liquidated Damages in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest and Liquidated Damages by check payable in such money drawn on a bank in The City of New York. It may mail a check for interest or Liquidated Damages to a Holders' registered address.

     3. Paying Agent and Registrar. The Trustee will act as Paying Agent, Registrar and Conversion Agent in the Borough of Manhattan, The City of New York. Kredietbank S.A. Luxembourgeoise will act as Paying Agent, Transfer Agent and Conversion Agent in Luxembourg. The Company may change any Paying Agent, Registrar, Transfer Agent or Conversion Agent without prior notice. The Company or any of its Affiliates may act in any such capacity.

     4. Indenture. The Company issued the Convertible Notes under an indenture, dated as of September 25, 1997 (the "Indenture"), between the Company and Marine Midland Bank, as Trustee. The terms of the Convertible Notes include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code S-77aaa- 77bbbb), as amended. The Convertible Notes are subject to, and qualified by, all such terms, certain of which are summarized hereon, and Securityholders are referred to the Indenture and such Act for a statement of such terms. The Convertible Notes are general





                                        6








                                                                 Execution Copy



unsecured obligations of the Company limited to an aggregate principal amount of U.S.$15,000,000 (or, if the Initial Purchaser's over-allotment option is exercised in full, U.S.$23,000,000). The Indenture does not limit the ability of the Company or any of its Subsidiaries to incur indebtedness or to grant security interests or liens in respect of their assets.

     5. Optional Redemption. The Convertible Notes are not redeemable at the Company's option prior to September 25, 2000. On or after September 25, 2000, the Convertible Notes will be subject to redemption at the option of the Company, in whole or in part (in any integral multiple of U.S.$1,000; provided, however, that a Restricted Certificated Security may be redeemed only in whole to the extent a redemption in part would reduce the principal amount thereof to an amount less than U.S.$250,000), at a redemption price equal to 100% of the principal amount thereof together with accrued interest and Liquidated Damages to the redemption date (subject to the right of holders of record on the relevant record date to receive interest and Liquidated Damages due on an interest payment date). On or after the redemption date, interest and Liquidated Damages will cease to accrue on the Convertible Notes, or portion thereof, called for redemption.

     6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of the Convertible Notes to be redeemed at his address of record. Convertible Notes in denominations larger than U.S.$1,000 may be redeemed in part but only in integral multiples of U.S.$1,000; provided, however, that a Restricted Certificated Security may be redeemed only in whole to the extent a redemption in part would reduce the principal amount thereof to an amount less than U.S.$250,000. In the event of a redemption of less than all of the Convertible Notes, the Convertible Notes will be chosen for redemption by the Trustee in accordance with the





     Indenture. Unless the Company defaults in making such redemption payment, or any Paying Agent is prohibited from making such payment pursuant to the Indenture, by law or otherwise, interest and Liquidated Damages cease to accrue from and after the redemption date on the Convertible Notes or portions thereof called for redemption.

     If this Convertible Note is redeemed subsequent to a record date with respect to any interest payment date specified above and on or prior to such interest payment date, then any accrued interest or Liquidated Damages will be paid to the person in whose name this Convertible Note is registered at the close of business on such record date.

     7. Mandatory Redemption. The Company will not be required to make mandatory redemption payments with respect to the Convertible Notes. There are no sinking fund payments with respect to the Convertible Notes.

     8. Repurchase at Option of Holder. If there is a Designated Event, the Company shall be required to offer to purchase on the Designated Event Payment Date all outstanding Convertible Notes at a purchase price equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest and Liquidated Damages to the Designated Event Payment Date. Holders of Convertible Notes that are subject to an offer to purchase will receive a Designated Event Offer from the Company prior to any related Designated Event Payment Date and may elect to have such Convertible Notes or portions thereof in authorized denominations purchased by completing the form entitled "Option of Securityholder To Elect Purchase" appearing below. Securityholders have the right to withdraw their election by delivering a written notice of withdrawal to the Company or any Paying Agent in accordance with the terms of the Indenture.





                                        8








                                                                 Execution Copy



     9. Subordination. The payment of the principal of, interest and Liquidated Damages on or any other amounts due on the Convertible Notes is subordinated in right of payment to all existing and future Senior Debt of the Company, as described in the Indenture. Each Securityholder, by accepting a Convertible Note, agrees to such subordination and authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee as its attorney- in-fact for such purpose.

     10. Conversion. The holder of any Convertible Note has the right, exercisable at any time after 90 days following the Issuance Date and prior to the close of business (New York time) on the Business Day immediately preceding the date of the Convertible Note's maturity, to convert the principal amount thereof (or any portion thereof that is an integral multiple of U.S.$1,000; provided, however that a holder of a Restricted Certificated Security may convert such Security only in whole to the extent a conversion in part would reduce the principal amount thereof to an amount less than U.S.$250,000) into shares of Common Stock at the initial Conversion Price of U.S.$2.7844 per share, subject to adjustment under certain circumstances, except that if a Convertible
Note is called for redemption, the conversion right will terminate at the close of business (New York time) on the Business Day immediately preceding the date fixed for redemption.

     To convert a Convertible Note, a Holder must (1) complete and sign a notice of election to convert (a "Conversion Notice") substantially in the form set forth below (copies of which are available from the Conversion Agent in Luxembourg or New York, (2) deliver the Conversion Notice and the Convertible Note to be converted in whole or in part to a Conversion Agent in New York or Luxembourg, (3) furnish appropriate endorsements or transfer documents if required by the Registrar or such Conversion Agent and (4) pay any transfer or similar tax, if required. Upon conversion, no adjustment or payment will be made for interest, Liquidated Damages or dividends, but if any Securityholder surrenders a Convertible Note for conversion after the close of business on the record date for the payment of an installment of interest and Liquidated Damages and prior to the opening of business on the next interest payment date, then, notwithstanding such conversion, the interest and Liquidated Damages payable on such interest payment date will be paid to the registered Holder of such Convertible Note on such record date. In such event, such Convertible Note, when surrendered for conversion, must be accompanied by payment in funds acceptable to the Company of an amount equal to the interest and Liquidated Damages payable on such interest payment date on the portion so converted. The number of shares of Common Stock issuable upon conversion of a Convertible Note is determined by dividing the principal amount of the Convertible Note converted by the Conversion Price in effect on the Conversion Date. No fractional shares will be issued upon conversion but a cash adjustment will be made for any fractional interest.

     A Convertible Note in respect of which a holder has delivered an "Option of Securityholder to Elect Purchase" form appearing below exercising the option of such holder to require the Company to purchase such Convertible Note may be converted only if the notice of exercise is withdrawn as provided above and in accordance with the terms of the Indenture. The above description of conversion of the Convertible Notes is qualified by reference to, and is subject in its entirety by, the more complete description thereof contained in the Indenture.

     11. Registration Rights Agreement. The holder of the Convertible Notes is entitled to the benefits of the Registration Rights Agreement, dated September 25, 1997, among




                                       10








                                                                 Execution Copy



the Company and the Initial Purchaser (the "Registration Rights Agreement"), which agreement is attached to the Indenture as an Exhibit thereto. Such benefits include the right of the holder to receive Liquidated Damages in the event of a failure on the part of the Company to comply with certain covenants pertaining to registration and availability of a prospectus for resale, as provided in the Registration Rights Agreement.

     12. Denominations, Transfer, Exchange. The Convertible Notes are in registered form, without coupons, in denominations of U.S.$1,000 and integral multiples of U.S.$1,000; provided that Convertible Notes offered and sold to institutional "accredited investors" (as defined in rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) which are not QIBs will be issuable solely in minimum denominations of U.S.$250,000 and integral multiples of U.S.$10,000 in excess thereof. The transfer of Convertible Notes may be registered, and Convertible Notes may be exchanged, as provided in the Indenture. The Transfer Agent or Registrar may require a Securityholder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Transfer Agent or Registrar need not exchange or register the transfer of, respectively, any Convertible Note or portion of a Convertible Note selected for redemption (except the unredeemed portion of any Convertible Note being redeemed in part). Also, the Transfer Agent or Registrar need not exchange or register the transfer of, respectively, any Convertible Note for a period of 15 days before a selection of Convertible Notes to be redeemed.

     13. Persons Deemed Owners. The registered Holder of a Convertible Note may be treated as its owner for all purposes.

     14. Unclaimed Money. If money for the payment of principal or interest and





Liquidated Damages remains unclaimed for two years, the Trustee and the Paying Agents shall pay the money back to the Company at its request. After that, Securityholders of Convertible Notes entitled to the money must look to the Company for payment, unless an abandoned property law designates another person, and all liability of the Trustee and such Paying Agents with respect to such money shall cease.

     15. Defaults and Remedies. The Convertible Notes shall have the Events of Default as set forth in Section 8.01 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee by notice to the Company or the Securityholders of at least 25% in aggregate principal amount of the then-outstanding Convertible Notes by notice to the Company and the Trustee may declare all the Convertible Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all unpaid principal and interest and Liquidated Damages accrued on the Convertible Notes shall become due and payable immediately without further action or notice. Upon acceleration as described in either of the preceding sentences, the subordination provisions of the Indenture preclude any payment being made to Securityholders for at least five Business Days except as otherwise provided in the Indenture.

     The Securityholders of a majority in principal amount of the Convertible Notes then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest or Liquidated Damages that has become due solely because of the acceleration. Securityholders may not enforce the Indenture or the Convertible Notes except as provided in the Indenture. Subject to certain limitations, Securityholders of a majority in principal amount of the then-outstanding Convertible Notes issued under the Indenture may direct the




                                       12








                                                                 Execution Copy



     Trustee in its exercise of any trust or power. The Company must furnish compliance certificates to the Trustee annually. The above description of Events of Default and remedies is qualified by reference to, and subject in its entirety by, the more complete description thereof contained in the Indenture.

     16. Amendments, Supplements and Waivers. Subject to certain exceptions, the Indenture or the Convertible Notes may be amended or supplemented with the consent of the Securityholders of at least a majority in principal amount of the then-outstanding Convertible Notes (including consents obtained in connection with a tender offer or exchange offer for Convertible Notes), and any existing default may be waived with the consent of the Securityholders of a majority in principal amount of the then-outstanding Convertible Notes, including consents obtained in connection with a tender offer or exchange offer for Convertible Notes. Without the consent of any Securityholder, the Indenture or the Convertible Notes may be amended, among other things, to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company's obligations to Securityholders, to make any change that does not adversely affect the rights of any Securityholder, to qualify the Indenture under the TIA, or to comply with the requirements of the SEC in order to maintain the qualification of the Indenture under the TIA.

     17. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may become the owner or pledgee of the Convertible Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have, as if it were not Trustee, subject to certain limitations provided for in the Indenture and in the TIA. Any Agent may do the same with like rights.






     18.  No  Recourse  Against  others.  A  director,   Officer,   employee  or
stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Convertible Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder, by accepting a Convertible Note, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Convertible Notes.

     19. Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE CONVERTIBLE NOTES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

     20. Authentication. The Convertible Notes shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee or an authenticating agent.

     21. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (for tenants in common), TEN ENT (for tenants by the entireties), JT TEN (for joint tenants with right of survivorship and not as tenants in common), CUST (for Custodian), and U/G/M/A (for Uniform Gifts to Minors Act).

     22. Definitions. Capitalized terms not defined in this Convertible Note have the meaning given to them in the Indenture.

     The Company will furnish to any Securityholder of the Convertible Notes upon written request and without charge a copy of the Indenture and the Registration Rights Agreement. Request may be made to:





                                       14








                                                                 Execution Copy



                                  Amy S. Gross

                                   AMNEX, Inc.
                       c/o American Network Exchange, Inc.
                             100 West Lucerne Circle
                             Orlando, Florida 32801
                                 (407) 246-1234






                                 ASSIGNMENT FORM
            To assign this Convertible Note, fill in the form below:

     (I)   or   (we)   assign   and   transfer   this    Convertible   Note   to
_____________________________________________________________________________

     (Insert     assignee's     social     security    or    tax    I.D.    no.)
_____________________________________________________________________________

_____________________________________________________________________________

____________________________________________________________________________

              (Print or type assignee's name, address and zip code)

and irrevocably appoint ____________________ agent to transfer this Convertible Note on the books of the Company. The agent may substitute another to act for him.

Your Signature: ___________________________________________________





                                       16








                                Execution Copy



(Sign exactly as your name appears on the other side of this Convertible Note)

Date: ___________________

Signature Guarantee:*** _____________________________

     In connection with any transfer of any of the Convertible Notes evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Convertible Notes and the last date, if any, on which such




--------
*** Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.







     Convertible Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Convertible Notes are being transferred: CHECK ONE BOX BELOW

     (1) [ ] to the Company; or

     (2) [ ] pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

     (3) [ ] pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

     (4) [ ] to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed certificate containing certain representations and agreements (the form of which certificate can be obtained from the Trustee and is set forth in Exhibit E to the Indenture); or

     (5) [ ] pursuant to an exemption from registration under the Securities Act of 1933 provided by Rule 144 thereunder.

     Unless one of the boxes is checked, the Trustee will refuse to register any of the Convertible Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (3),
(4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Convertible Notes such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from,





                                       18








                                                                 Execution Copy



     or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                                              __________________________
                                              Signature

                                              Signature Guarantee:*

                                              ___________________________
                                              Signature


              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing this Convertible Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.




                                       19

     Dated:_______________________________________________

                                           NOTICE: To be executed by
                                           an executive officer


                                           _____________________________

      *Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.






                                       20








                                                                Execution Copy



                      [TO BE ATTACHED TO GLOBAL SECURITIES]
                                   SCHEDULE A

     The initial principal amount at maturity of this Global Security shall be U.S.$_________. The following increases or decreases in the principal amount of this Global Security have been made:


            Amount of increase in
            Principal Amount of                                  Principal Amount of       Signature of
            this Global Security      Amount of decrease         this Global Security      authorized officer
            including upon exercise   in Principal Amount        following such            of Trustee or
Date Made   of over-allotment option  of this Global Security    decrease or increase      Securities Custodian
---------   ------------------------  -----------------------    --------------------      --------------------







                                       22








                                                                  Execution Copy



                   OPTION OF SECURITYHOLDER TO ELECT PURCHASE

     If you want to elect to have this Convertible Note or a portion thereof repurchased by the Company pursuant to Section 3.08 or 4.07 of the Indenture, check the box: [ ]

     If the purchase is in part, indicate the portion (U.S.$1,000 or any integral multiple thereof) to be purchased: ____________

     Your Signature: ________________________________________________

     (Sign  exactly as your name  appears on the other side of this  Convertible
Note)

     Date: ____________

     Signature Guarantee: * _______________________


--------
* Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.





                                       23
                               ELECTION TO CONVERT
                                 To AMNEX, Inc.:

     The undersigned owner of this Convertible Note hereby irrevocably exercises the option to convert this Convertible Note, or the portion below designated, into Common Stock of AMNEX, INC. in accordance with the terms of the Indenture referred to in this Convertible Note, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

     The undersigned hereby represents and warrants that the undersigned did not, directly or indirectly, within the period of 90 days after the original issuance of the Convertible Note, sell, dispose of, hedge or otherwise transfer or part with the economics of ownership of all or any part of the Common Stock issuable upon conversion of the Convertible Note.

     The undersigned agrees to be bound by the terms of the Registration Rights Agreement relating to the Common Stock issuable upon conversion of the Convertible Notes.

     Date:

     In whole ____ orPortion of Convertible Note to be

     converted




                                       24








                                                                  Execution Copy



     (U.S.$1,000 or any integral multiple thereof):

     U.S.$_____________

     Your Signature: _______________________________________

     (Sign exactly as your name appears on the other side of this Convertible Note.)




                                       25

                       Please Print or Typewrite Name and

                        Address, Including Zip Code, and

                      Social Security or other Identifying

                                     Number






                                       26








                                                                 Execution Copy



                              Signature Guarantee:*

                               ___________________


--------
    * Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.